UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ROCKWOOD HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ROCKWOOD HOLDINGS, INC.
100 Overlook Center
Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 6, 2010

March 26, 2010

To our stockholders:

        On behalf of your board of directors, we are pleased to invite you to attend the 2010 annual meeting of stockholders of Rockwood Holdings, Inc. (the "Company"). The meeting will be held on Thursday, May 6, 2010 at 9:00 a.m., local time, at our offices located at 100 Overlook Center, Princeton, New Jersey 08540.

        At the meeting, you will be asked to:

        (1)   Elect the two Class II directors listed herein to serve until their successors are duly elected and qualified;

        (2)   Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

        (3)   Transact any other business properly brought before the meeting.

        Stockholders of record as of the close of business on March 17, 2010 are entitled to notice of, and to vote at, the meeting. To assure your representation at the meeting, please execute and return the enclosed proxy card in the envelope provided, whether or not you plan to attend the meeting.

                      Sincerely,

                      Seifi Ghasemi
                      Chairman and Chief Executive Officer

This proxy statement is first being mailed to stockholders on or about March 26, 2010.

ROCKWOOD HOLDINGS, INC.
100 Overlook Center
Princeton, New Jersey 08540

PROXY STATEMENT
For the Annual Meeting of Stockholders to be Held On
May 6, 2010

GENERAL INFORMATION ABOUT ROCKWOOD'S ANNUAL MEETING

        We are providing this proxy statement in connection with the solicitation of proxies by the board of directors of Rockwood Holdings, Inc. for use at Rockwood's 2010 annual meeting of stockholders and at any adjournment of the annual meeting. You are cordially invited to attend the annual meeting, which will be held at our offices located at 100 Overlook Center, Princeton, New Jersey 08540, on Thursday, May 6, 2010 at 9:00 a.m. local time. For driving directions to our offices, please call (609) 514-0300.

Stockholders Entitled to Vote

        The record date for the annual meeting is March 17, 2010. Only stockholders of record as of the close of business on that date are entitled to notice of, and to vote at, the annual meeting. As of March 17, 2010, there were 74,433,039 shares of common stock outstanding.

Required Vote

        The presence in person or by proxy of the holders of a majority of the shares outstanding on the record date is necessary to constitute a quorum for the transaction of business at the meeting. Each stockholder is entitled to one vote, in person or by proxy, for each share of common stock held as of the record date on each matter to be voted upon. Abstentions and broker non-votes are included in determining whether a quorum is present. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has not received instructions from the beneficial owner.

        Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote in the election of directors at the annual meeting. Thus, an abstention or broker non-vote will have no effect on the outcome of the vote on election of directors at the annual meeting. For the ratification of the appointment of Deloitte & Touche LLP and certain other matters, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at the annual meeting is required.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 6, 2010

        We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the internet. This proxy statement and our 2009 Annual Report to Stockholders are available at our website at http://www.rockwoodspecialties.com/rock_english/ir/irdownld.asp. In addition, in accordance with Securities and Exchange Commission ("SEC") rules, you may access our proxy statement at https://materials.proxyvote.com/774415, which does not have "cookies" that identify visitors to the site.

 BOARD RECOMMENDATIONS AND APPROVAL REQUIREMENTS

        Delaware law and Rockwood's certificate of incorporation and by-laws govern the vote on each proposal. The board of directors' recommendation is set forth together with the description of each item in this proxy statement. In summary, the board of directors' recommendations and approval requirements are:

Proposal 1.
Election of Directors

        The first item to be voted on is the election of the two Class II directors listed herein to serve until their successors are duly elected and qualified. The board of directors has nominated two people as directors, each of whom is currently serving as a director of Rockwood.

        You may find information about these nominees—Seifi Ghasemi and Sheldon R. Erikson—beginning on Page 5.

        You may vote in favor of all the nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. Assuming a quorum is present, each share of common stock may be voted for as many nominees as there are directors to be elected. Directors will be elected by a plurality of the votes cast. Stockholders may not cumulate their votes. Abstentions and broker non-votes will have no effect on the outcome of the vote on election of directors at the annual meeting.

        The board of directors unanimously recommends a vote FOR each director nominee listed herein.

 Proposal 2.
Ratification of Appointment of Independent Registered Public Accounting Firm

        The second item to be voted on is the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm for the fiscal year ending December 31, 2010.

        You may find information about this proposal beginning on Page 7.

        You may vote in favor of the proposal, vote against the proposal, or abstain from voting. Assuming a quorum is present, the proposal will pass if approved by a majority of the shares present in person or represented and entitled to vote on the matter. Abstentions will have the same effect as votes against the proposal. We believe that there can be no broker non-votes with respect to Proposal 2 because brokers should have discretion under current stock exchange rules to vote uninstructed shares on Proposal 2.

        The board of directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm.

 OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

        As of the date of this proxy statement, the board of directors was not aware of any other business to be presented for a vote of the stockholders at the annual meeting. If any other matters are properly presented for a vote, the people named as proxies will have discretionary authority, to the extent permitted by law, to vote on such matters according to their best judgment.

 PROXIES AND VOTING PROCEDURES

        Your vote is important and you are encouraged to vote your shares promptly.

How Proxies are Voted

        You may vote by completing and mailing the enclosed proxy card or by voting in person at the annual meeting. Each proxy will be voted as directed. However, if a proxy solicited by the board of directors does not specify how it is to be voted, it will be voted as the board of directors recommends—that is, FOR the election of the two nominees for Class II director named in this proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm for the fiscal year ending December 31, 2010. If any other matters are properly presented at the annual meeting for consideration, such as consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date of this proxy statement, we did not anticipate that any other matters would be raised at the annual meeting.

How to Revoke or Change Your Proxy

        If you submit a proxy and then wish to change your vote or vote in person at the annual meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is voted by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later-dated proxy or written revocation of your proxy must be received before the annual meeting by the Corporate Secretary of Rockwood, Thomas J. Riordan, at Rockwood Holdings, Inc., 100 Overlook Center, Princeton, New Jersey 08540, or it must be delivered to the Corporate Secretary at the annual meeting before proxies are voted. You will be able to change your proxy as many times as you wish prior to its being voted at the annual meeting, and the last proxy received chronologically will supersede any prior proxies.

Method and Cost of Proxy Solicitation

        This proxy solicitation is being made on behalf of Rockwood and the expense of preparing, printing and mailing this proxy statement is being paid by us. Proxies may be solicited by officers, directors and employees of Rockwood in person, by mail, telephone, facsimile or other electronic means. We will not specifically compensate those persons for their solicitation activities. In accordance with the regulations of the SEC and the New York Stock Exchange ("NYSE"), we will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expense incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Stockholder Director Nominations and Proposals for the 2011 Annual Meeting

        Pursuant to Rockwood's by-laws, stockholders may present director nominations and proposals that are proper subjects for consideration at an annual meeting. Rockwood's by-laws require all stockholders who intend to nominate persons for election to the board of directors or make proposals at an annual meeting to give timely notice thereof in writing to the Corporate Secretary of Rockwood, Thomas J. Riordan, at Rockwood Holdings, Inc., 100 Overlook Center, Princeton, New Jersey 08540. On November 23, 2009, the Board approved an amendment and restatement of the by-laws to, among other things, revise the Company's advance notice provisions. Among other things, the amendments expanded the information required to be provided by any shareholder who proposes director nominations or any other business for consideration at a stockholders' meeting. To be timely, notice to our Corporate Secretary must be received at the above address not less than 90 days nor more than 120 days prior to the first anniversary of the date on which Rockwood first mailed its proxy materials for the previous year's annual meeting, after which point a stockholder proposal will be considered untimely. In the event that the date of the 2011 annual meeting is changed by more than 30 days from the anniversary date of the previous year's meeting, stockholder notice must be so delivered not earlier than 120 days prior to the 2011 annual meeting and not later than the close of business on the later of the 90th day prior to the 2011 annual meeting or the 10th day following the day on which public announcement of the date of the 2011 annual meeting is first made. However, if the number of directors to be elected to the board of directors of Rockwood is increased and there is no public announcement by Rockwood naming all of the nominees for director or specifying the size of the increased board of directors at least 100 calendar days prior to the anniversary of the mailing of proxy materials for the prior year's annual meeting, then a stockholder notice only with respect to nominees for any new positions created by such increase must be received by the Corporate Secretary of Rockwood not later than the close of business on the 10th calendar day following such public announcement. Please refer to our by-laws, for certain other related requirements.

        If any stockholder wishes to propose a matter for consideration at our 2011 annual meeting of stockholders, the proposal should be mailed by certified mail, return receipt requested, to our Corporate Secretary at the address in the previous paragraph. To be eligible under the SEC's stockholder proposal rule (Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) for inclusion in our 2011 annual meeting proxy statement and for a form of proxy to be made available in March 2011, a proposal must be received by our Corporate Secretary on or before November 26, 2010.

 PROPOSAL ONE

ELECTION OF DIRECTORS

        The first agenda item to be voted on is the election of two Class II directors to serve until their successors are duly elected and qualified.

General Information

        The board of directors currently consists of seven directors, and is divided into three classes—Class I, Class II and Class III. Directors are generally elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will extend for additional periods of one and two years, as applicable. The term of office for current Class II directors expires at the 2010 annual meeting. The term of office for Class III and Class I directors will expire at the 2011 annual meeting of stockholders and the 2012 annual meeting of stockholders, respectively.

        This full board of directors has considered and nominated this year's nominees to serve for a three-year term expiring at the 2013 annual meeting of stockholders. It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of the nominees designated below, except in cases of proxies bearing contrary instructions. We have inquired of the nominees and confirmed that they will serve if elected. If, for any reason, any nominee becomes unavailable for election and the board of directors selects a substitute nominee, the proxies will be voted for the substitute nominee selected by the board of directors. The board of directors has no reason to believe that any of the named nominees is not available or will not serve if elected.

        The nominees are current directors of Rockwood, and a description of the background of each is set forth below. Immediately thereafter is a description of the background of the existing directors whose terms of office extend beyond the annual meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position	Class
Seifi Ghasemi	65	Director	II
Sheldon R. Erikson	68	Director	II

        Seifi Ghasemi has been Chairman and Chief Executive Officer of Rockwood and our subsidiary, Rockwood Specialties Group, Inc., since November 2001. From 1997 to 2001 he was with GKN, plc, a $6.0 billion revenue per year global industrial company. He served as a director of the Main Board of GKN, plc and was Chairman and Chief Executive Officer of GKN Sinter Metals, Inc. and Hoeganes Corporation. Before that, for 18 years, Mr. Ghasemi was with BOC Group, plc, a $7 billion revenue per year global industrial gas company, which is now part of Linde AG. He was a director of the Main Board of BOC Group, plc, President, BOC Gases Americas and Chairman and Chief Executive Officer of BOC Process Plants, Ltd. and Cryostar. Mr. Ghasemi has a Masters of Science degree in Mechanical Engineering from Stanford University.

        Sheldon R. Erikson has been a director of Rockwood since November 2005. Mr. Erikson has been the Chairman of Cameron International Corporation, a global manufacturer, provider and servicer of petroleum equipment, since 1996 and the President and Chief Executive Officer since 1995. He was Chairman from 1988 to 1995, and President and Chief Executive Officer from 1987 to 1995, of The Western Company of North America, an international petroleum service company. He also serves on the boards of directors of the National Petroleum Council, the American Petroleum Institute, the Petroleum Equipment Suppliers Association and the National Association of Manufacturers. Mr. Erikson studied at the University of Illinois and has a M.B.A. from Harvard University.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES LISTED ABOVE.

 Directors Whose Terms Do Not Expire This Year

Name	Age	Position	Class
Brian F. Carroll	38	Director	III
Todd A. Fisher	44	Director	III
Douglas L. Maine	61	Director	III
Nance K. Dicciani	62	Director	I
J. Kent Masters	49	Director	I

        Brian F. Carroll has been a director of Rockwood since 2000, and a member of KKR Management LLC, the general partner of KKR & Co. L.P., the parent company of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, "KKR"), since January 2006, and an executive of KKR since 1999. In addition, Mr. Carroll was an executive at KKR from 1995 to 1997, at which time he left KKR to attend business school at Stanford University. Prior to joining KKR in 1995, Mr. Carroll was with Donaldson Lufkin & Jenrette Securities Corporation. Mr. Carroll is a member of the boards of directors of Sealy Corporation, Harman International Industries, Incorporated and Laureate Education, Inc. Mr. Carroll has a B.S. from the University of Pennsylvania and a M.B.A. from Stanford University.

        Todd A. Fisher has been a director of Rockwood since 2000. Mr. Fisher is currently the global Chief Administrative Officer for KKR, is a member of KKR Management LLC, the general partner of KKR & Co. L.P., and has been an executive of KKR since 1993. Prior to joining KKR, he was with Goldman, Sachs & Co. in its Corporate Finance Department. Mr. Fisher is a member of the boards of directors of Maxeda B.V. and Northgate Information Solutions plc. Previously, he was on the following boards of directors: Accuride Corporation, ALEA Group Holdings AG, and Bristol West Insurance Group. Mr. Fisher has a B.A. from Brown University, a M.A. from Johns Hopkins University and a M.B.A. from The Wharton School of the University of Pennsylvania.

        Douglas L. Maine has been a director of Rockwood since August 2005. Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20-year career with MCI, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000, General Manager of Consumer Products Industry in 2003 and retired in 2005. Mr. Maine is also currently a Senior Advisor to Brown Brothers Harriman & Co. in their private equity group, BBH Capital Partners. Mr. Maine is also a member of the board of directors of Alliant Techsystems, Inc. Mr. Maine has a B.S. from Temple University and a M.B.A. from Hofstra University.

        Nance K. Dicciani has been a director of Rockwood since June 2008. From 2001 to her retirement in April 2008, Dr. Dicciani was the President and Chief Executive of Honeywell International Inc.'s $4.9 billion revenue specialty materials business. Prior to joining Honeywell in 2001, she was with Rohm and Haas Company, serving as Senior Vice President and Business Group Executive of chemical specialties and Director, European Region. In 2006, President George W. Bush appointed Dr. Dicciani to the President's Council of Advisors on Science and Technology. Dr. Dicciani also serves on the boards of directors of Praxair Inc. and Halliburton Co. and the board of Trustees of Villanova University. Dr. Dicciani is an Operating Partner of Advent International Corp. Dr. Dicciani earned degrees in chemical engineering, including a B.S. from Villanova University, an M.S. from the University of Virginia and a Ph.D. from the University of Pennsylvania. She also earned a M.B.A. from the Wharton School of the University of Pennsylvania.

        J. Kent Masters has been a director of Rockwood since May 2007. Mr. Masters has been a member of the Executive Board of Linde AG, a global leader in manufacturing and sales of industrial gases, with responsibility for the Americas, Africa and the South Pacific since 2006. Prior to joining Linde AG, Mr. Masters was a member of the board of directors of BOC Group, plc, a global industrial gas company, which was acquired by Linde AG in 2006. At BOC Group, plc, he served as President, Process Gas Solutions-Americas, from 2002-2005 and as Chief Executive, Industrial and Special Products, from 2005 until 2006. Mr. Masters is the non-executive Chairman of African Oxygen Limited, a public company traded on the Johannesburg Stock Exchange. Mr. Masters has a B.Sc. degree in chemical engineering from Georgia Institute of Technology and a M.B.A. from New York University.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The second agenda item to be voted on is the ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010.

        The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2010. We are asking our stockholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

        Even if the appointment is ratified, the audit committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Rockwood and our stockholders. If the appointment is not ratified by our stockholders, the audit committee will reconsider the appointment.

        A representative of Deloitte & Touche LLP is expected to attend the annual meeting and be available to respond to appropriate questions. The representative will be afforded an opportunity to make a statement if he or she desires to do so.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS ROCKWOOD'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

OTHER MATTERS

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the annual meeting for action by stockholders, proxies in the enclosed form returned to Rockwood will be voted in accordance with the recommendation of the board of directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

CORPORATE GOVERNANCE AND RELATED MATTERS

Director Independence

        Currently, in accordance with NYSE rules, the audit, the compensation, and the corporate governance and nominating committees are each comprised entirely of independent directors. The board of directors has determined that Nance K. Dicciani, Sheldon R. Erikson, Douglas L. Maine and J. Kent Masters are independent directors within the meaning of applicable NYSE listing standards and the applicable provisions of the Exchange Act. In January 2009, we reduced the size of our board of directors from nine members to seven members in connection with the resignation of our former director, Cynthia Niekamp, who served as an independent director in 2009 until her resignation on January 23, 2009. In connection with her resignation, Susan Schnabel, another of our former directors who was not independent, resigned from the board of directors, effective as of January 26, 2009, so that a majority of the members of our board of directors would be independent, in accordance with the listing requirements of the NYSE.

        When making "independence" determinations, the board of directors broadly considers all relevant facts and circumstances as well as any other facts and considerations specified by the NYSE, by law or by any rule or regulation of any other regulatory body or self-regulatory body applicable to Rockwood. When assessing the materiality of a director's relationship with Rockwood, the board of directors considers the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. The board of directors has adopted categorical standards designed to assist the board of directors in assessing director independence. The categorical standards can be found in the Company's Corporate Governance Guidelines, which are available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section. The categorical standards set forth certain relationships between the Company and the directors and their immediate family members, or entities with which they are affiliated, that the board of directors, in its judgment, has determined to be material or immaterial in assessing director independence. The Company's Corporate Governance Guidelines and the categorical standards have been designed to align with the independence standards of the NYSE.

        The board has determined that the following relationships will not be considered material relationships that would impair a director's independence:

  •
  the director beneficially owns, or is an employee or affiliate of another company or entity that beneficially owns, less than 10% of Rockwood's common stock;

  •
  the director is a current employee or an immediate family member of the director is a current executive officer of another company that makes payments to or receives payments from Rockwood for property or services in an amount which does not exceed and has not for each of the last three years exceeded the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company; and

  •
  the director serves as an executive officer, director or trustee of a tax exempt organization, and Rockwood's contributions to such tax exempt organization do not exceed and have not for each of the last three years exceeded the greater of $1,000,000 or 2% of such tax exempt organization's consolidated gross revenues.

        On an annual basis, each member of the board of directors is required to complete a questionnaire designed in part to provide information to assist the board in determining whether the director is independent under NYSE rules and our Corporate Governance Guidelines. In addition, the directors or potential directors have an affirmative duty to disclose to our corporate governance and nominating committee relationships which may impair their independence.

        Our corporate governance and nominating committee reviews all relationships and transactions for compliance with the standards described above and makes a recommendation to the Board regarding the independence of the directors of the Company. For those directors identified as independent, the Company and the Board are aware of no relationships or transactions with the Company or management.

Meetings of the Board of Directors

        The board of directors is required to meet at least four times annually or more frequently as circumstances dictate. The board of directors met six times in 2009, either in person or by telephone. All directors are expected to participate whether in person or by telephone in all board meetings. Each director attended 100% of all board of directors and applicable committee meetings during 2009 except for Dr. Dicciani and Messrs. Maine and Fisher, who each attended five of six board meetings, Mr. Masters, who attended four of five compensation committee meetings and Ms. Niekamp, who did not attend the board of directors and corporate governance and nominating committee meetings prior to her departure as a director in January 2009. Messrs. Maine, Fisher and Masters as well as

Dr. Dicciani and Ms. Niekamp were unable to attend the meetings due to scheduling conflicts. All directors attended the 2009 annual meeting of stockholders held on April 23, 2009.

Board Role in Risk Management

        Rockwood is exposed to a number of risks, including geo-political risks, financial risks, strategic risks, operational risks, risks relating to general economic conditions and their effect on certain industries, and risks relating to regulatory and legal compliance. The board of directors oversees the company-wide risk management function of the Company with the assistance of the audit committee, the corporate governance and nominating committee, the compensation committee and a risk management committee comprised of a group of management employees from various functional groups. The senior executives manage and mitigate, to the extent possible, material risks on a day-to-day basis. The roles of each of these director and management committees are as follows:

  •
  Audit Committee—the audit committee of the board of directors is generally responsible for oversight of the system of compiling and reporting risk and the oversight of material financial risk exposures;

  •
  Corporate Governance and Nominating Committee—the corporate governance and nominating committee of the board of directors is generally responsible for the oversight of certain other material risk exposures, such as compliance risk and safety, health and environmental risk;

  •
  Compensation Committee—the compensation committee of the board of directors is responsible for the compensation policies and programs and how they relate to risk; and

  •
  Risk Management Committee—this committee, which is comprised of members of the management team of the company with backgrounds in finance, operations, legal, regulatory and safety, health and environmental compliance, is responsible for developing an ongoing enterprise risk management system to identify, collect, compile and assess significant exposures. The risk management committee reports directly to the senior executives on a regular basis about the nature of significant risks and, if possible, makes recommendations to manage and mitigate such risks. The risk management committee periodically, or as appropriate, reports material risks to the audit committee, the corporate governance and nominating committee and the board of directors.

Each of these committees along with the senior executives is responsible for periodically reporting to the board of directors the material risks facing the Company and highlighting any new material risks that may have arisen since they last met.

Audit Committee

        Our audit committee currently consists of Nance K. Dicciani, Douglas L. Maine and J. Kent Masters. Mr. Maine is the chairperson of our audit committee. The board of directors has determined that all of the members of the audit committee are financially literate and meet the independence requirements mandated by the applicable NYSE listing standards, Section 10A(m)(3) of the Exchange Act and our independence standards and that Mr. Maine is an audit committee financial expert. Our audit committee is responsible for:

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  oversight of the quality and integrity of the Company's financial statements and financial disclosures;

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  oversight of the financial reporting process;

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  oversight of the independent auditors' retention/termination, qualifications and independence;

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  oversight of the Company's internal audit function and the risk management reporting process;

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  oversight of the Company's compliance with legal and regulatory requirements;

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  preparing reports to be included in the Company's proxy statement and reporting regularly to the board of directors; and

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  performing any functions required to be performed by it and as otherwise appropriate under applicable law, rules or regulations, the Company's by-laws and the resolutions or other directives of the board of directors, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

        The audit committee has adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by our independent registered public accounting firm. The policy requires that all services to be performed by Deloitte & Touche LLP and its affiliates, including audit services, audit-related services and permitted non-audit services, be pre-approved by the audit committee. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy and the audit committee may pre-approve particular services on a case-by-case basis. The audit committee has delegated the authority to grant pre-approvals to Mr. Maine, the audit committee chair, when the full audit committee is unable to do so. At each subsequent audit committee meeting, the audit committee reviews these pre-approvals, receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. For 2009, the audit committee pre-approved all audit, audit-related and non-audit services performed by Deloitte & Touche LLP.

        Our audit committee is required to meet at least four times annually or more frequently as circumstances dictate. The committee met nine times in 2009.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

 Audit Committee Report

        The audit committee reviews Rockwood's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on those audited consolidated financial statements in conformity with accounting principles generally accepted in the United States.

        In fulfilling its responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements contained in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2009 with Rockwood's management and independent registered public accounting firm. The audit committee has also discussed with the independent registered public accountant the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the audit committee reviewed and discussed with the independent registered public accounting firm the auditor's independence from Rockwood and its management, including the matters in the written disclosures and letter which were received by the audit committee from the independent registered public accountant, as required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence.

        Based on the reviews and discussions referred to above, the audit committee approved the audited consolidated financial statements and recommended to the board of directors that they be included in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The audit committee has also appointed Deloitte & Touche LLP as Rockwood's independent registered public accounting firm and are presenting its appointment to the stockholders for ratification.

AUDIT COMMITTEE
Douglas L. Maine, Chairperson Nance K. Dicciani J. Kent Masters

        The preceding audit committee report is provided only for the purpose of this proxy statement. This report shall not be incorporated, in whole or in part, in any other Rockwood filing under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Committee

        The compensation committee currently consists of Nance K. Dicciani, Sheldon R. Erikson and J. Kent Masters. Mr. Erikson is the chairperson. The compensation committee is comprised solely of independent directors.

        The compensation committee is responsible for:

  •
  establishing and reviewing our overall compensation philosophy;

  •
  reviewing compensation policies, plans and programs and how they relate to risk;

  •
  reviewing and approving the compensation and performance review of our chief executive officer and other executive officers;

  •
  reviewing and recommending to the board of directors the compensation of our directors;

  •
  reviewing and approving employment contracts and other similar arrangements between us and our chief executive officer and other executive officers;

  •
  reviewing and consulting with the chairman and chief executive officer on the selection of officers and evaluation of executive performance and other related matters;

  •
  administration of equity plans and other incentive compensation plans; and

  •
  such other matters that are specifically delegated to the committee by the board of directors from time to time.

        The compensation committee is required to meet at least two times annually, or more frequently, as circumstances dictate. The compensation committee met five times in 2009.

        Our board of directors has adopted a written charter for the compensation committee which is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

        The compensation committee reviews and approves our executive compensation program on an annual basis. In 2009, as in prior years, the compensation committee retained Mercer (US) Inc., a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("Mercer") and an internationally recognized human resources consultant that also assists us in the administration of our U.S. employee benefit programs. Mercer was retained to assist the compensation committee in evaluating the compensation of our directors, named executive officers and certain key employees and to assess our compensation program against other companies in our industry and related industries. In connection with its review, Mercer generally evaluated the following elements of our compensation program:

  •
  total compensation and each of the components for our named executive officers: base salary, annual cash incentives and long-term equity-based incentives;

  •
  total pay mix (base salary vs. annual cash incentives vs. long-term equity-based incentives);

  •
  our performance and pay compared to peers to assess if the overall compensation program is aligned with performance;

  •
  executive benefits and perquisites;

  •
  the compensation for our board of directors; and

  •
  stock ownership guidelines.

        Mercer compared these elements of compensation for our named executive officers to our peer group. Mercer also compiled and presented published survey data, which is used as a broader industry reference for compensation of nondurable manufacturing organizations. This data reflected industry information for functionally comparable positions at organizations of similar size to Rockwood and was referenced by the compensation committee as general information in evaluating compensation. Specifically, Mercer provided data for public companies of comparable business character and size, including companies in the chemical industry, that include Air Products and Chemicals, Inc., Albemarle Corporation, Cabot Corporation, Celanese Corporation, Cytec Industries Inc., Eastman Chemical Company, FMC Corporation, The Lubrizol Corporation, Nalco Holding Company, RPM International Inc., Sigma-Aldrich Corporation, W.R. Grace & Co. and The Valspar Corporation. In addition, Mercer compared the compensation of our named executive officers to published compensation survey data for similar executive job descriptions. Finally, Mercer evaluated the compensation of our non-employee directors.

        In 2009, Rockwood paid Mercer $50,879 for assessing the amount and form of compensation for our non-employee directors, named executive officers and certain other key executives. In addition, Mercer and its affiliates provided other services to the Company and its subsidiaries in 2009 for broad-

based plans, such as actuarial and pension services, health insurance and related benefits services, and compensation services related to other employees at our subsidiaries in the amount of $201,870. Although the compensation committee did not expressly approve each of the services provided by Mercer, the compensation committee is aware of the types of services provided by, and fees paid to, Mercer by the Company and its subsidiaries. The decision to engage Mercer and its affiliates for such services was made by management.

        The compensation committee sets the primary components of compensation for our chairman and chief executive officer based on our overall compensation philosophy and following consultation with Mercer. For compensation decisions related to our other named executive officers, our chairman and chief executive officer makes recommendations to the compensation committee who, in consultation with Mercer, ultimately determines such compensation.

Risk Analysis of Performance-Based Compensation Plans

        The compensation committee believes that although the majority of compensation provided to our named executive officers and key employees is performance-based, our executive compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Our compensation programs encourage our named executive officers and key employees to remain focused on both short- and long-term financial measures. For example, certain of our performance-based restricted stock unit awards vest based upon growth in our three-year annualized earnings per share and earnings before interest, taxes, depreciation and amortization and certain other adjustments ("Adjusted EBITDA"). In addition, the nature of stock option and restricted stock unit awards generally encourage our named executive officers and key employees to focus on sustained stock price appreciation. Similarly, in certain years under the 2009 Rockwood Holdings, Inc. Short-Term Incentive Plan ("Short-Term Incentive Plan"), the targets measure our financial performance against annual budget targets for Adjusted EBITDA and working capital and focus primarily on short-term financial measures. Accordingly, the mix of compensation is such that it does not encourage excessive risk taking. Rockwood also has stock ownership guidelines that require long-term equity ownership by senior executives and "claw-back" provisions related to our annual cash bonus that discourage excessive risk taking.

Compensation Committee Report

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

COMPENSATION COMMITTEE
Sheldon R. Erikson, Chairperson Nance K. Dicciani J. Kent Masters

Compensation Committee Interlocks and Insider Participation

        The compensation levels of our executive officers are currently determined by the compensation committee as described in this proxy statement. None of our executive officers currently serves or has served as a director or member of the compensation committee, or other committee serving an equivalent function, of any entity of which an executive officer currently serves or is expected to serve as a director or a member of the compensation committee.

 Corporate Governance and Nominating Committee

        Our corporate governance and nominating committee currently consists of Nance K. Dicciani, Sheldon R. Erikson, and Douglas L. Maine. Dr. Dicciani is the chairperson. The corporate governance and nominating committee is comprised solely of independent directors.

        The corporate governance and nominating committee is responsible for:

  •
  developing corporate governance guidelines;

  •
  developing and recommending criteria for selecting new directors;

  •
  overseeing the evaluation of the board of directors and individual board members;

  •
  reviewing and evaluating succession plans, including screening and recommending to the board of directors individuals qualified to become executive officers;

  •
  overseeing and approving the management continuity planning process;

  •
  overseeing certain material risk exposures, such as compliance and safety, health and environmental risk; and

  •
  handling such other matters that are specifically delegated to the corporate governance and nominating committee by the board of directors from time to time.

        In nominating candidates to serve as directors, the board of directors' objective, with the assistance of the corporate governance and nominating committee, is to select individuals whose particular experience, qualifications, attributes and skills can be of assistance to management in operating our business and enable the board of directors to satisfy its oversight responsibility effectively. In identifying prospective director candidates, the corporate governance and nominating committee may seek referrals from other members of the board of directors, management, stockholders and other sources. When evaluating the recommendations of the corporate governance and nominating committee, the board of directors considers, among other things, whether individual directors possess the following personal characteristics: high ethical standards, integrity, accountability, informed judgment, financial literacy, mature confidence and high performance standards. The board of directors believes that, as a whole, it should possess all of the following core competencies, with each candidate contributing knowledge, experience and skills in at least one domain: accounting and finance, business judgment, management, industry knowledge, leadership, international business experience and strategic vision. In addition, although the board of directors does not have a policy with regard to the consideration of diversity in identifying director nominees, among the many factors that the corporate governance and nominating committee carefully considers, are the benefits to the Company of national origin, gender, race, global business experience and cultural diversity in board composition.

        When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company's business and structure, the board of directors focused primarily on the information discussed in each of the board members' biographical information set forth on pages 5-6. In addition, the corporate governance and nominating committee considered the following characteristics about each director:

  •
  Seifi Ghasemi—Mr. Ghasemi's extensive business and strategic experience as a Chairman and CEO of Rockwood and other industrial companies and strong technical and financial background leads the Company to conclude that he should be re-elected as a director of Rockwood;

  •
  Sheldon R. Erikson—Mr. Erikson's long-term experience as a Chairman and CEO of industrial companies leads the Company to conclude that he should be re-elected as a director of Rockwood;

  •
  Brian F. Carroll—Mr. Carroll's experience overseeing KKR investments, serving as a member of the board of directors of other public companies, serving on the board of Rockwood since 2000 and strong capital markets experience leads the Company to conclude that he should continue to serve as a director of Rockwood;

  •
  Todd A. Fisher—Mr. Fisher's experience overseeing KKR investments, serving as a member of other public boards of directors, serving on the board of Rockwood since 2000 and strong mergers and acquisition and capital markets experience leads the Company to conclude that he should continue to serve as a director of Rockwood;

  •
  Douglas L. Maine—Mr. Maine's extensive financial background, management experience with a large global company, and directorship of another public company leads the Company to conclude that he should continue to serve as a director of Rockwood;

  •
  Nance K. Dicciani—Dr. Dicciani's experience as chief executive of specialty chemicals and materials businesses of large global public chemical companies and strong technical background leads the Company to conclude that she should continue to serve as a director of Rockwood; and

  •
  J. Kent Masters—Mr. Masters' experience in strategic and operational leadership roles for a global industrial company leads the Company to conclude that he should continue to serve as a director of Rockwood.

        For a description of the procedures for stockholders to submit proposals regarding director nominations, see "Director Candidate Recommendations by Stockholders" below.

        Our corporate governance and nominating committee is required to meet at least two times annually or more frequently as circumstances dictate. Our corporate governance and nominating committee met four times in 2009.

        Our board of directors has adopted a written charter for the corporate governance and nominating committee which is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Board Structure

        In 2009, the board of directors reviewed the board leadership structure of Rockwood and determined that the combined role of Chairman and Chief Executive Officer was appropriate in light of, among other things, the market capitalization and size of the Company. Mr. Ghasemi's leadership abilities, as exemplified by his ability to transform the Company, and his other accomplishments since joining Rockwood makes him qualified to fill both positions. The board of directors, however, amended the Corporate Governance Guidelines in November 2009 to require the independent directors of the board to elect a lead independent director when the roles of Chairman and Chief Executive Officer are combined. Such lead independent director will be elected annually by plurality vote of the independent directors at the board meeting immediately following the annual meeting of stockholders. Although elected for a term of one year, the lead director is generally expected to serve for more than one year. Generally, no independent director may serve as a lead director for more than five consecutive years. The lead independent director is responsible for:

  •
  presiding at all non-management executive sessions;

  •
  presiding over all meetings of the board at which the Chairman is not present;

  •
  communicating to the CEO, together with the Chairperson of the Compensation Committee, the results of the board's evaluation of the CEO's performance;

  •
  collaborating with the CEO on the agenda for board meetings and the need for special meetings;

  •
  serving as a liaison for stockholders who request direct communication with the board; and

  •
  recommending, with committee chairpersons, to the board of directors the retention of consultants and advisors.

In October 2009, the independent directors elected Nance K. Dicciani to serve as lead independent director.

Presiding Director of Non-Management Executive Sessions

        As described above, the board of directors has determined that at each executive session of non-management members of the board of directors, the lead independent director will preside at such session, and in the absence of the lead independent director, the non-management members in attendance will determine which member will preside at such session.

Corporate Governance Guidelines

        The board of directors has adopted Corporate Governance Guidelines which set forth the board of directors' core principles of corporate governance and categorical standards of independence and are designed to promote its effective functioning and assist the board of directors in fulfilling its responsibilities. The board of directors will review and amend these guidelines from time to time as it deems necessary and appropriate. The Corporate Governance Guidelines are available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Codes of Business Conduct and Ethics

        We are committed to conducting business in accordance with the highest ethical standards and all applicable laws, rules and regulations. We have adopted a Code of Business Conduct and Ethics that applies to our employees, executive officers and directors and provide training on such Code of Business Conduct and Ethics and other compliance issues. In addition, we have adopted a Code of Ethics for Executive Officers and Financial Officers that applies to our executive officers and our financial officers. In accordance with, and to the extent required by, the rules and regulations of the SEC, we intend to post on our website at www.rocksp.com waivers or implicit waivers (as such terms are defined in Item 5.05 of Form 8-K of the Exchange Act) and amendments to the Code of Business Conduct and Ethics and the Code of Ethics for Executive Officers and Financial Officers that apply to any of our directors and executive officers, including our chairman and chief executive officer, senior vice president and chief financial officer, senior vice president, law & administration and controller and principal accounting officer or other persons performing similar functions. Both codes are available on our website at www.rocksp.com in the "Investor Relations—Codes of Conduct" section, and upon written request by our stockholders at no cost.

Director Candidate Recommendations by Stockholders

        The corporate governance and nominating committee has adopted policies and procedures for director candidate recommendations by stockholders. The corporate governance and nominating committee will consider candidates recommended by stockholders in the same manner as candidates recommended to, or identified by, the corporate governance and nominating committee through other sources. Acceptance of a recommendation does not imply, however, that the committee will nominate the recommended candidate.

        Each recommendation should be accompanied by certain information relating to the stockholder making such recommendation, including, among other things, the full name and address of the stockholder and beneficial owner and information about the stock ownership and intentions of the recommending stockholder regarding the solicitation of proxies, as well as information concerning the recommended candidate, including the name, address and relevant qualifications of the recommended candidate, as well as a description of arrangements with respect to the nomination, if any, involving or affecting the recommending stockholder or beneficial owner and/or their respective affiliates. A stockholder who wishes to recommend a candidate for election to the board of directors should complete and submit a director recommendation form (which is attached as an exhibit to the policies and procedures for director candidate recommendations by stockholders) and submit it to the corporate governance and nominating committee:

By mail:
Stockholder Director Recommendation
Corporate Governance and Nominating Committee
c/o: Senior Vice President, Law & Administration, and Secretary
Rockwood Holdings, Inc.
100 Overlook Center
Princeton, NJ 08540
By fax:	(609) 514-8722

        Stockholders who are recommending candidates for nomination in connection with the next annual meeting of stockholders should submit their completed director recommendation forms not less than ninety (90) days nor more than one hundred and twenty (120) days prior to (A) the anniversary of the mailing of proxy materials for the prior year's annual meeting of stockholders ("Anniversary Date"); or (B) the date of the annual meeting if such date is changed by more than thirty (30) days from the Anniversary Date. However, where the number of directors to be elected to the board of directors of the Company at an annual meeting is increased and there is no public announcement by the Company at least one hundred (100) days prior to the Anniversary Date, then the Director Recommendation Form shall be considered timely with respect to nominees for new positions if received by the Secretary of the Company within ten (10) calendar days following the Company's public announcement of such increase.

        A copy of these policies and procedures is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

Stockholder and Interested Party Communications with the Board of Directors

        The corporate governance and nominating committee has adopted procedures for stockholders and other interested parties to communicate with Rockwood's board of directors. Stockholders and other interested parties may communicate with (i) the board of directors as a whole, (ii) the independent directors as a group, (iii) the lead independent director or other independent director, (iv) any other individual member of the board of directors or (v) any committee of the board of directors by submitting their communications to the appropriate person or group:

By mail:	Communication to the Board of Directors [Name of Appropriate Person or Group] c/o: Senior Vice President, Law & Administration Rockwood Holdings, Inc. 100 Overlook Center Princeton, NJ 08540
By fax:	(609) 514-8722

        All appropriate stockholder and interested party communications received by the senior vice president, law & administration, will be forwarded to the appropriate person or group. Inappropriate communications include those not related to the duties or responsibilities of the board of directors. In addition, the receipt of any accounting, internal controls or audit-related complaints or concerns will be forwarded to the audit committee.

        A copy of these procedures is available on our website at www.rocksp.com in the "Investor Relations—Corporate Governance" section, and upon written request by our stockholders at no cost.

 AUDIT AND RELATED FEES

        The following table summarizes aggregate fees billed to us by Deloitte & Touche LLP and its affiliates for the fiscal years ended December 31, 2009 and 2008, with the following notes explaining the services underlying the table captions:

	2009	2008
	(millions)
Audit fees(1)	$7.0	$9.0
Audit-related fees(2)	$0.1	$0.5
Tax fees(3)	$0.4	$1.2

Total	$7.5	$10.7

(1)
Includes fees for the audit of our annual consolidated financial statements and internal control over financial reporting, audits required by federal regulatory bodies, audits of certain joint ventures, review of the consolidated financial statements included in our Form 10-Qs, various services in connection with other SEC filings, comfort letters and foreign subsidiary statutory audits.

(2)
Includes fees for services related to due diligence reviews of potential and consummated mergers, acquisitions and dispositions.

(3)
Includes fees for services related to tax compliance, including preparation of U.S. and foreign tax returns, responses to tax authorities and assistance on tax appeals and audits; tax planning and advice, including potential and completed restructuring of existing organizations and advice related to tax structuring for mergers, acquisitions and divestitures.

        For additional information, please see "Audit Committee" beginning on page 9.

EXECUTIVE OFFICERS

        In addition to Seifi Ghasemi, Rockwood's chairman and chief executive officer, whose biography is included on page 5, Rockwood also has the following executive officers who are not directors.

        Robert J. Zatta (60) has been Senior Vice President and Chief Financial Officer of Rockwood and our subsidiary, Rockwood Specialties Group, Inc., since April 2001. Prior to joining Rockwood, he spent twelve years with the Campbell Soup Company, where he held several significant financial management positions, including his final position as Vice President responsible for Corporate Development and Strategic Planning. Prior to joining Campbell Soup Company in 1990, he worked for General Foods Corporation and Thomas J. Lipton, Inc. Mr. Zatta has a B.S. in Business Administration and a M.B.A. in Finance.

        Thomas J. Riordan (60) has been Senior Vice President, Law & Administration of Rockwood and Rockwood Specialties Group, Inc. since 2000. Prior to that, he was Vice President, Law & Administration of Laporte Inc. since 1992 and joined Laporte in 1989. Mr. Riordan worked for UOP from 1975 to 1989 where he held various positions, most recently Chief Litigation Counsel. Mr. Riordan has a B.A. in Liberal Arts, an M.B.A. and a J.D. He is also admitted to the Illinois Bar, has a New Jersey Limited In-House Counsel License, is a member of the American Bar Association and has taken part in the Wharton/Laporte Business Program.

 DIRECTOR COMPENSATION

        During 2009, we compensated our non-employee directors as follows:

Position	Annual Compensation: Non-Employee Directors
Board Member
Cash(1)	$60,000
Equity	$80,000 ($20,000 in value at grant date per quarter)
Audit Committee Chairperson	$25,000
Audit Committee Member	$10,000
Compensation Committee Chairperson	$12,500
Compensation Committee Member	$ 5,000
Corporate Governance and Nominating Committee Chairperson	$10,000
Corporate Governance and Nominating Committee Member	$ 5,000

(1)
We also reimburse our directors for travel, education and other expenses incurred in connection with service on the board of directors.

        In January 2009, the compensation committee retained Mercer to assist the Committee in evaluating the compensation of our non-employee directors against a similar peer group utilized in Mercer's study of our executive compensation program, which is described below under "Executive Compensation—Compensation Discussion and Analysis." Mercer's evaluation found that our current compensation is at the median in our peer group for director compensation. The Committee believes that our existing mix of cash-based and equity-based non-employee director compensation best serves Rockwood because it aligns the interests of our non-employee directors with the interests of our stockholders and allows us to be competitive in a tight market for the services of qualified non-employee directors. In addition, in 2009, the Committee, with assistance from Mercer, adopted stock ownership guidelines for our independent directors. According to those guidelines, each independent director will be required to own within five years of his or her election to our board of directors equity with a value of at least four times the annual cash compensation paid to such director by the Company. Compliance with the stock ownership guidelines will be measured using the greater of the current value of our common stock, the value of our common stock on the date of grant or the purchase price of such common stock.

 Individual Non-Employee Director Compensation for 2009

        The following table provides summary information concerning compensation for 2009 service to or on behalf of each of our non-employee directors, as of December 31, 2009, for services rendered to us during the last fiscal year. Our chief executive officer is not separately compensated for his service on the board of directors.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)		Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)
Brian F. Carroll	$60,000	(1)	$79,955	(6)	—	—	—	—	$139,955
Nance K. Dicciani	$83,398	(2)	$79,955	(6)	—	—	—	—	$163,353
Sheldon R. Erikson	$77,099	(3)	$79,955	(6)	—	—	—	—	$157,054
Todd A. Fisher	$60,000	(1)	$79,955	(6)	—	—	—	—	$139,955
Douglas L. Maine	$90,000	(4)	$79,955	(6)	—	—	—	—	$169,955
J. Kent Masters	$75,000	(5)	$79,955	(6)	—	—	—	—	$154,955

(1)
Represents $60,000 annual retainer for service on the board of directors in 2009.

(2)
Represents (a) $60,000 annual retainer for service on the board of directors in 2009, (b) pro-rated $10,000 annual retainer for service as a member of the audit committee commencing in the first quarter of 2009, (c) $5,000 annual retainer for service as a member of the compensation committee in 2009 and (d) pro-rated $10,000 annual retainer for service as chairperson of the corporate governance and nominating committee commencing in the first quarter of 2009.

(3)
Represents (a) $60,000 annual retainer for service on the board of directors in 2009, (b) $12,500 annual retainer for service as chairperson of the compensation committee in 2009 and (c) pro-rated $5,000 annual retainer for service as a member of the corporate governance and nominating committee commencing in the first quarter of 2009.

(4)
Represents (a) $60,000 annual retainer for service on the board of directors in 2009, (b) $25,000 annual retainer for service as chairperson of the audit committee in 2009 and (c) $5,000 annual retainer for service as a member of the corporate governance and nominating committee in 2009.

(5)
Represents (a) $60,000 annual retainer for service on the board of directors in 2009, (b) $10,000 annual retainer for service as a member of the audit committee in 2009 and (c) $5,000 annual retainer for service as a member of the compensation committee in 2009.

(6)
Represents a quarterly grant of a fixed value of $20,000 (rounding down to the nearest whole share) in shares on the date of grant (as opposed to a fixed number of shares) of our common stock to each of our non-employee directors. The closing prices of our common stock on the grant dates were $6.08 on March 16, 2009; $16.53 on June 12, 2009; $22.36 on September 11, 2009 and $23.79 on December 11, 2009. The aggregate number of shares awarded to each of our non-employee directors during the year ending on December 31, 2009 was 6,232 shares of our common stock for each non-employee director.

(7)
We did not grant any stock options to our non-employee directors in 2009. At December 31, 2009, our non-employee directors had the following number of stock options outstanding: Dr. Dicciani (6,211; 2,070 of which were exercisable), each of Mr. Erikson and Mr. Maine (12,500; all of which were exercisable) and Mr. Masters (7,878; 5,252 of which were exercisable).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Summary

        This executive summary highlights key information from this Compensation Discussion and Analysis section. Please carefully review the more detailed disclosure below in order to gain a better understanding of our executive compensation program. Our named executive officers are Seifi Ghasemi, our chairman and chief executive officer, Robert J. Zatta, our senior vice president and chief financial officer, and Thomas J. Riordan, our senior vice president, law & administration.

  Compensation Overview

  •
  Our compensation program is designed to attract, motivate and retain highly qualified and talented professionals by providing compensation that is competitive with comparable employers and that aligns management's incentives with the interests of our stockholders.

  •
  To achieve these objectives, our senior management compensation is comprised of three main components: fixed annual cash compensation through salaries; variable annual cash compensation through bonuses tied to our financial performance, primarily measured by Adjusted EBITDA and net working capital; and long-term equity compensation tied to both continued employment and our financial performance, primarily measured by Adjusted EBITDA and earnings per share.

  •
  The Compensation Committee ("Committee") has structured our compensation program such that a substantial portion of our named executive officers' total compensation is based upon the concept of pay for performance and is thus directly tied to our short-term and long-term financial performance.

  •
  Compensation tied to our short-term performance includes cash bonuses, while compensation tied to our long-term performance includes equity ownership through options which vest upon the passage of time ("time-based stock options"), restricted stock units which vest upon the passage of time ("time-based restricted stock units") and restricted stock units which vest upon the achievement of certain performance-based targets ("performance-based restricted stock units").

  •
  We believe that our long-term compensation approach both aligns the interests of senior management with the interests of stockholders by tying compensation to our financial performance and provides a means to retain our key senior management.

  •
  The Committee sets the compensation for our named executive officers and targets base salaries at the median range with their total compensation (base salaries, variable cash bonuses and equity awards) in the range of the 75th percentile of total compensation for our peer group and related industries, while our chairman and chief executive officer sets the compensation for our other key employees.

  •
  As we have done in prior years, in 2009, we retained Mercer to assist the Committee in evaluating the compensation of our executive officers and certain key employees and to benchmark our compensation against other companies in our industry and related industries.

  2009 and 2010 Compensation

  •
  In 2009, our chairman and chief executive officer was not awarded an increase in base salary, and in 2010, his salary was decreased effective April 1, 2010. Our other named executive officers were not awarded increases in their base salaries in 2009 or 2010.

  •
  In lieu of an increase in base salaries, the target bonuses for our named executive officers under our short-term incentive plan were increased for 2010 to reinforce the concept of pay for performance.

  •
  Our performance in 2009 resulted in annual cash bonuses to our named executive officers below their targeted amounts. In addition, our 2009 financial performance was a primary factor in determining whether certain equity awards would vest under our long-term incentive programs.

  •
  In late 2009, the Committee, with the assistance of Mercer, evaluated our equity award structure and determined that, in light of current economic conditions, it was again too difficult to predict and set performance goals for a three-year period. Accordingly, the Committee adopted an equity award structure for 2010 similar to the structure adopted for 2009 with performance-based restricted stock units vesting based on a combination of our financial performance for fiscal 2010 and continued employment with the Company.

  •
  In 2009, the Committee also determined that commencing in 2010 the Company would no longer reimburse our named executive officers for taxes on executive perquisites and benefits, such as life insurance and auto allowances.

  General Philosophy and Objectives

        We compensate our senior management in a manner designed to be competitive with our peer group and related industries and to align management's incentives with the interests of our stockholders. The objectives of our executive compensation program are:

  •
  to attract and retain highly qualified and talented professionals;

  •
  to motivate our senior management to drive our short and long-term financial performance;

  •
  to align the interests of our senior management with the interests of our stockholders; and

  •
  to support our business goals and our vision of creating a dynamic company that delivers value and growth to our stockholders.

        To achieve these objectives, compensation for our senior management is allocated between short-term compensation tied to short-term performance measures and long-term compensation tied to long-term performance measures and growth.

        Short-term compensation is cash-based and includes (1) base salary and (2) an annual cash bonus, which is tied to our financial performance for each fiscal year and awarded under the Short-Term Incentive Plan, which was originally adopted in April 2009. Our annual cash bonus is structured based upon the concept of pay for performance and is typically based upon achieving certain financial targets for financial metrics such as Adjusted EBITDA and net working capital. Long-term compensation is equity-based and is provided through stock options and restricted stock units, which are granted under our 2009 Rockwood Holdings, Inc. Stock Incentive Plan, which was originally adopted in April 2009. Equity awards to our named executive officers typically consist of a combination of stock options, time-based restricted stock units and performance-based restricted stock units, with more value allocated to performance-based restricted stock units. Our performance-based restricted stock units are also based upon the concept of pay for performance and vest upon achieving certain financial targets for Adjusted EBITDA and earnings per share. We believe that this equity-based pay for performance philosophy coupled with our stock ownership guidelines aligns the interests of senior management with stockholders by tying compensation to our financial performance, while also providing incentives designed to attract and retain highly qualified senior managers.

        We also provide our named executive officers with certain executive benefits, such as participation in a defined contribution 401(k) plan and a supplemental savings plan, and, in certain circumstances, a discretionary bonus based upon individual performance in furtherance of our long-term business plan.

   Compensation Review

        In order to ensure that our senior management's compensation is competitive within our industry, the Committee reviews and approves our executive compensation program on an annual basis. In 2009, as in prior years, the Committee retained Mercer to assist the Committee in evaluating the compensation of our executive officers and certain key employees and to assess our compensation program against other companies in our industry and related industries. In connection with its review, Mercer evaluated the following elements of our executive compensation program:

  •
  total compensation and each of the three components: base salary, annual cash bonuses and long-term equity-based incentives;

  •
  total pay mix (base salary vs. annual cash bonuses vs. long-term equity-based incentives);

  •
  pay and performance relationship;

  •
  executive benefits and perquisites; and

  •
  stock ownership guidelines.

        Mercer compared these components of compensation for our named executive officers to our peer group. In addition, Mercer compiled and presented published survey data, which is used as a broader industry reference for compensation by organizations manufacturing nondurable goods. This data reflected industry information for functionally comparable positions at organizations of similar size to Rockwood and was referenced by the Committee as general information in evaluating compensation.

        Specifically, in 2009, Mercer provided data from a peer group of 13 companies that reflects the compensation practices for public companies of comparable business character and size, including companies in the chemical industry, to assist the Committee's review. The peer group generally consists of specialty chemical and materials companies with the following characteristics:

  •
  annual sales ranging from approximately $2.2 billion to $10.4 billion in 2008;

  •
  market capitalization ranging from approximately $1.2 billion to $15.8 billion, measured in August 2009;

  •
  total employees ranging from approximately 4,100 to 21,100; and

  •
  earnings before interest, taxes depreciation and amortization ranging from approximately $338 million to $2.4 billion in 2008.

        The companies used in this chemical industry peer group are Air Products and Chemicals, Inc., Albemarle Corporation, Cabot Corporation, Celanese Corporation, Cytec Industries Inc., Eastman Chemical Company, FMC Corporation, The Lubrizol Corporation, Nalco Holding Company, RPM International Inc., Sigma-Aldrich Corporation, The Valspar Corporation and W.R. Grace & Co. In addition, as a general reference, Mercer compared the compensation of our named executive officers to published compensation survey data for similar executive job descriptions at nondurable manufacturing organizations of comparable size.

        Base salaries are generally targeted to fall between the 50th and 75th percentile of the market. The Committee generally targets total compensation for our named executive officers to fall within the range of the 75th percentile of total compensation for our peer group and related industries. However, the total compensation of our chief executive officer falls above the 75th percentile. Mercer's market assessment indicates that our pay mix (base salary, annual cash bonuses and long-term equity-based incentives) places a greater emphasis on annual and long-term incentives, hence financial performance, than the peer group and the survey data. The Committee has determined that the ranges and mix for total compensation are appropriate for our named executive officers, and in particular, our chairman and chief executive officer, because they transformed Rockwood over the last five years, navigated a difficult economic environment in 2009 and are expected to continue making similar contributions to Rockwood in the future. Specifically, our named executive officers were responsible for streamlining our portfolio of businesses, achieving other strategic objectives such as focusing on the growth of our underlying businesses, restructuring our businesses to enable us to maintain our margins in a severe economic recession and successfully amending our senior secured debt. Mercer also summarized the pay and performance relationship for our named executive officers by comparing total cash compensation (salary and annual bonus) and total direct compensation (total cash compensation and granted or earned equity awards) to various performance measures, such as total shareholder return and operating margin, over one-year and three-year periods. The Committee evaluated and considered this data in setting compensation for 2010.

        The Committee sets the three components of compensation for our chairman and chief executive officer based on our overall compensation philosophy and following consultation with Mercer. For compensation decisions related to our other named executive officers, our chairman and chief executive officer makes recommendations to the Committee, which ultimately determines such compensation in consultation with Mercer.

  Base Salaries

        Base salaries are set at levels designed to be competitive in the labor markets in which we compete for talented senior executives, using the 50th to 75th percentile of our peer group as a reference point. The Committee annually reviews the performance of our executive officers, including our chairman and chief executive officer, based on quantitative and qualitative criteria as well as comparisons to the peer group and survey data references discussed above and establishes appropriate increases or decreases (if any) in base salaries. Our chairman and chief executive officer participates in the evaluation of our senior management and makes recommendations to the Committee regarding changes in the base salaries of our other named executive officers. Any changes in base salaries typically commence in April of a given year. Factors considered in determining base salary (including any increases or decreases) include our financial performance; the qualitative performance of the named executive officer, such as leadership in completing strategic or other business objectives; and the survey data regarding our peers and related industries. For example, in 2009, our named executive officers were instrumental in:

  •
  generating solid operating results in a severe economic slowdown;

  •
  amending our senior secured credit agreement and reducing our debt levels; and

  •
  significantly reducing our cost structure and maintaining our margins despite a severe economic slowdown.

        For 2009, 2008, and 2007, salaries earned amounted to $1,300,000, $1,287,500 and $1,250,000, respectively, or approximately 21.0%, 21.1% and 12.6%, respectively, of our chairman and chief executive officer's total compensation; $473,800, $470,350 and $457,500, respectively, or approximately 32.3%, 30.8% and 19.4%, respectively, of our senior vice president and chief financial officer's total compensation; and $412,000, $409,000 and $391,250, respectively, or approximately 30.8%, 29.3% and 19.0%, respectively, of our senior vice president, law & administration's total compensation. Our chairman and chief executive officer's base salary is greater than that of our other named executive officers due to a number of factors, including his substantial experience in managing industrial companies, his strategic expertise and his significant role and responsibilities at Rockwood. In 2009, our chairman and chief executive officer was not awarded an increase in base salary, and in 2010, his salary was decreased from $1,300,000 to $1,100,000. Our other named executive officers were not awarded increases in their base salaries in 2009 or 2010.

   Annual Cash Bonuses

        Annual cash bonuses are awarded under the Short-Term Incentive Plan and are designed to provide our named executive officers with the opportunity to achieve cash bonus awards based on predetermined quantitative performance criteria. Our bonus payments under the Short-Term Incentive Plan are typically made in the first quarter following the year of performance after our audited financial statements for such year are completed.

        The Committee sets the performance criteria based on the consolidated annual budgets at budgeted exchange rates that are approved by the board of directors. At the end of the performance period, the Committee evaluates our results, including the impact of acquisitions and divestitures, converted to budgeted exchange rates, as compared to the performance criteria. For 2009, the Committee set the performance criteria based upon Adjusted EBITDA and net working capital as a percentage of net sales, with 75% of the target award allocated to Adjusted EBITDA and 25% of the target award allocated to net working capital as a percentage of net sales. The performance criteria for 2007 and 2008 were based solely on Adjusted EBITDA. Cash bonuses under the Short-Term Incentive Plan have typically represented a larger component of total compensation for our named executive officers than for similarly situated executives in our peer group. The Committee believes that the weighting of annual cash bonuses in our compensation mix is appropriate and in line with our philosophy given that cash payments under the Short-Term Incentive Plan are tied to financial performance.

        The annual bonus is substantially based upon Adjusted EBITDA, as more fully described in Rockwood's Form 10-K for the fiscal year ending December 31, 2009, because it is an important financial measure for us under our senior secured credit agreement and the indenture governing our senior subordinated notes, which contain financial covenants that are determined based on Adjusted EBITDA. In addition, we believe that Adjusted EBITDA is the appropriate primary financial measure to assess our operating performance because it excludes items that have been deemed by management to have little or no bearing on our day-to-day operating performance and is therefore helpful in highlighting trends in our overall business.

        The Short-Term Incentive Plan provides for a range of potential awards to participants, including our named executive officers, both above and below their target bonus amounts based on actual results at budgeted exchange rates as compared to targeted performance. Generally, no bonus is awarded unless actual results for the applicable year are at least 90% of the targeted performance or exceed the prior year's performance, whichever is higher. However, the Committee may adjust performance targets or measures to incentivize performance in the context of current or expected economic conditions. For 2009, the target bonus for our chairman and chief executive officer was 150% of base salary; the target bonus for each of our senior vice president and chief financial officer, and our senior vice president, law & administration was 100% of base salary. If each of Adjusted EBITDA and net working capital as a percentage of net sales equals 110% of the targeted amounts for each such measure, the bonus awarded is at least twice the target bonus, and may actually exceed such amount. The bonus award is interpolated for results between 90% and 110% of the targeted Adjusted EBITDA and net working capital as a percentage of net sales.

        In early 2009, the Committee determined that, based upon the severe economic downturn and the need to drive financial results in a recession, it was appropriate to set the Adjusted EBITDA performance target for 2009 annual cash bonuses below the actual Adjusted EBITDA performance achieved for 2008. Accordingly, to illustrate how the Short-Term Incentive Plan is implemented, the table below details the hypothetical bonus that would have been awarded to our chairman and chief executive officer for 2009 based on varying levels of achievement of the performance criteria as set by the Committee.

Actual Adjusted EBITDA vs. Targeted Adjusted EBITDA	Adjusted EBITDA Percent of Targeted Bonus (75% of Target Award)	Amount of Bonus
Less than 90% of targeted Adjusted EBITDA	0%	$0
91% of targeted Adjusted EBITDA	10%	$146,250
95% of targeted Adjusted EBITDA	50%	$731,250
100% of targeted Adjusted EBITDA	100%	$1,462,500
110% of targeted Adjusted EBITDA or greater	200% or greater	$2,925,000 or greater

Actual Net Working Capital as % of Net Sales (based on Targeted Net Working Capital as % of Net Sales)	Net Working Capital as % of Net Sales (25% of Target Award)	Amount of Bonus
Greater than 19%	0%	$0
19%	10%	$48,750
18.7%	50%	$243,750
18.5%	100%	$487,500
Less than or equal to 16.8%	200% or greater	$975,000 or greater

        The performance-based target for our named executive officers for purposes of determining cash bonuses for 2009 was Adjusted EBITDA of $620.0 million (at a budgeted exchange rate of $1.45=€1.00 and $2.00=£1.00). At the beginning of the third quarter of 2009, the Committee adjusted the performance threshold to further motivate the named executive officers and key employees to drive year-end results, especially Adjusted EBITDA. Accordingly, the Committee reduced the threshold performance for achieving an annual cash bonus for Adjusted EBITDA to 86.6% of the targeted Adjusted EBITDA, or approximately $537 million, and increased the percentage of targeted bonus to 50% for achieving such target but did not change the original target performance level. The Committee did not adjust the net working capital as a percentage of net sales portion of the annual cash bonus.

        The Committee has reviewed and approved the cash bonus awards under the Short-Term Incentive Plan to our chairman and chief executive officer and our other named executive officers for 2009. Our actual Adjusted EBITDA at budgeted exchange rates for 2009 was $559.9 million. The Committee evaluated our actual performance, subject to certain adjustments such as the amendment of our senior secured credit agreement and other strategic initiatives, and determined that the bonus award would be based upon achieving 90.3% of our targeted Adjusted EBITDA. Because Rockwood's financial performance fell below the target level for 2009 but was within the revised range of awarding a bonus for Adjusted EBITDA, the cash bonuses awarded to the named executive officers for the Adjusted EBITDA component of the Short-Term Incentive Plan are below their target awards. Specifically, each of our named executive officers was awarded 63.0% of his targeted Adjusted EBITDA amount. Net working capital as a percentage of net sales was 23.0% for 2009. Based upon this result, no bonuses were awarded in connection with the net working capital component of the Short-Term Incentive Plan.

        For 2009, 2008 and 2007, bonus awards under the Short-Term Incentive Plan accounted for $921,556, $1,366,138 and $2,134,882, respectively, or approximately 14.9%, 22.4% and 21.5% respectively, of our chairman and chief executive officer's total compensation; $223,914, $331,936 and $523,758, respectively, or approximately 15.2%, 21.7% and 22.2%, respectively, of our senior vice president and chief financial officer's total compensation; and $194,708, $288,640 and $455,442, respectively, or approximately 14.6%, 20.7% and 22.1% respectively, of our senior vice president, law & administration's total compensation. See "Other Policies" for a summary of bonus "claw-backs" related to financial restatements.

        For 2010, the Committee determined that, in light of the continuing economic uncertainty, the performance criteria for awards under the Short-Term Incentive Plan to our named executive officers will be similar to 2009. Bonuses will be awarded based on both Adjusted EBITDA and net working capital as a percentage of net sales, representing 75% and 25%, respectively, of each named executive officer's target bonus. The Committee again determined that in the current economic environment it was appropriate to reward management for achieving certain Adjusted EBITDA targets as well as certain decreases in working capital as a percentage of net sales to aid in generating and improving cash flow. In 2010, in lieu of an increase in base salary and to reinforce the concept of pay for performance, the target bonus percentage of base salary for each of our chairman and chief executive officer, senior vice president and chief financial officer and senior vice president, law & administration was increased to 200%, 110% and 110%, respectively.

        The table below sets forth details for the 2010 annual cash bonus based on varying levels of achievement of the performance criteria:

Actual Adjusted EBITDA vs. Targeted Adjusted EBITDA	Adjusted EBITDA Percent of Targeted Award (75% of Target Award)
Less than 90% of targeted Adjusted EBITDA	0%
90% of targeted Adjusted EBITDA	50%
95% of targeted Adjusted EBITDA	75%
100% of targeted Adjusted EBITDA	100%
110% of targeted Adjusted EBITDA or greater	200% or greater

Actual Net Working Capital as % of Net Sales (based on Targeted Net Working Capital as % of Net Sales)	Net Working Capital as % of Net Sales Percent of Targeted Award (25% of Target Award)
Greater than 22.99%	0%
22.99%	50%
21.95%	75%
20.9%	100%
Less than or equal to 18.81%	200% or greater

        The bonus award is interpolated for results between 90% and 110% of the targeted levels of Adjusted EBITDA and net working capital as a percentage of net sales. The performance-based targets for our named executive officers for 2010 are Adjusted EBITDA of $600.0 million and net working capital as a percentage of net sales of 20.9% (at a constant exchange rate of $1.45=€1.00 and $2.00=£1.00). In the future, the board of directors or the Committee may change the performance measures or targets to reflect changes in our goals and objectives based upon economic conditions or other factors.

   Discretionary Bonuses for our Named Executive Officers

        Our board of directors may, in some cases, award discretionary cash bonuses to our named executive officers in recognition of their individual extraordinary efforts that support Rockwood's overall goals and strategy. None of our named executive officers received a discretionary bonus for service in 2009, 2008 or 2007.

  Long-Term Equity Compensation

        Ownership of equity interests by our named executive officers is a fundamental part of our compensation philosophy and furthers the goal of aligning management's interests with the interests of stockholders. In addition, our long-term equity compensation is designed to reward sustained financial performance and provide our executive officers and key employees with an incentive to remain employed with Rockwood, which in turn, provides stability in key leadership roles. Historically, the Committee has utilized the following types of awards pursuant to our Stock Incentive Plan:

  •
  Time-Based and Performance-Based Stock Options—The stock options are designed to reward continued service and to provide rewards to our named executive officers if Rockwood's stock price appreciates, further aligning management's and stockholders' interests;

  •
  Performance-Based Restricted Stock Units—The performance-based restricted stock units are designed to primarily reward financial performance, and to a lesser extent, continued service with Rockwood; and

  •
  Time-Based Restricted Stock Units—The time-based restricted stock units are designed to primarily reward continued service with Rockwood and, to a lesser extent, financial performance if Rockwood's stock price appreciates.

        Upon vesting, each stock option and restricted stock unit represents the right to receive one share of our common stock, which aligns the interests of management with the interests of stockholders in stock price appreciation. In the future, the Committee may use a combination of these or other types of equity awards. Dividends (if any are declared and paid) are not awarded with respect to unvested restricted stock units.

  Equity Grants in Previous Years

        In 2007, the Committee commenced an annual program of awarding equity grants to implement the philosophy discussed above. Since these grants began, the Committee has focused on tying a significant portion of the awards to our long-term performance to further align management's interests with those of stockholders. The table below sets forth the nature of these recent equity awards:

Grant Date	Performance Period	Performance Measure	Types of Awards	Service Period
May 2007	Fiscal years 2007- 2009	Annualized Adjusted EBITDA growth and earnings per share growth	Performance-based restricted stock units and time-based stock options	Fiscal 2007- 2009
December 2007	Fiscal years 2008- 2010	Annualized Adjusted EBITDA growth and earnings per share growth	Performance-based restricted stock units and time-based stock options	Fiscal 2008- 2010
December 2008	Fiscal year 2009	Adjusted EBITDA and earnings per share	Performance-based restricted stock units, time-based restricted share units and time-based stock options	Fiscal 2009- 2011
December 2009	Fiscal year 2010	Adjusted EBITDA and earnings per share	Performance-based restricted stock units, time-based restricted share units and time-based stock options	Fiscal 2010- 2012

        In determining the aggregate number of restricted stock units and stock options to award in a particular year, the Committee considers, among other things, quantitative factors such as share usage, burn rate and the compensation cost associated with the awards. For example, the burn rate, which is the aggregate award at target achievement without regard to cancellations divided by the shares of common stock outstanding for each of the above awards was:

Grant Date	Burn Rate
May 2007	1.00%
December 2007	0.92%
December 2008	2.53%
December 2009	0.97%

        In addition, the number of restricted stock units and stock options in each of the grants described above, particularly the December 2008 grant at which time our stock price was lower than previous grants, was driven by the price of Rockwood's common stock at the time of grant.

        The Committee has reviewed the performance under the outstanding performance-based restricted stock units for our chairman and chief executive officer and our other named executive officers. For the May 2007 grant, which based vesting upon the achievement of certain financial performance goals for the period 2007-2009, no performance-based restricted stock units vested for our named executive officers. For the December 2007 grant, which bases vesting upon the achievement of certain financial performance goals for the period 2008-2010, based upon current estimates, the Committee does not expect any performance-based restricted stock units to vest for our named executive officers. For the December 2008 grant, the performance target for 2009 for our named executive officers for purposes of determining the vesting of performance-based restricted stock units was Adjusted EBITDA of $620.0 million and earnings per share of $1.34 (at a budgeted exchange rate of €1.45 and £2.00). Our actual Adjusted EBITDA at budgeted exchange rates for 2009 was $559.9 million and our actual earnings per share as adjusted at budgeted exchange rates was $0.51. In February 2010, the Committee evaluated our actual performance, including the effects of certain events, such as the amendment of our senior secured credit agreement, and determined that the Company achieved 90.3% of our targeted Adjusted EBITDA. Because Rockwood's Adjusted EBITDA performance fell below the target level for 2009 but was within the range of vesting of performance-based restricted stock units, the performance-based restricted stock units that will actually vest for our named executive officers are below their target awards. No performance-based restricted stock units will vest based upon earnings per share performance for 2009. Specifically, our chairman and chief executive officer, our senior vice president and chief financial officer and our senior vice president law & administration will vest in 63,850, 10,425 and 9,066 performance-based restricted stock units, respectively, subject to continued employment through December 31, 2011. Please see "Employment and Other Agreements" and "Outstanding Equity Awards at 2009 Fiscal Year-End" for additional information regarding the awards granted to our named executive officers in previous years.

  2010 Equity Compensation Program

        In December 2009, the Committee, with the assistance of Mercer, evaluated our long-term equity incentive program in light of the financial crisis, the current state of the economy and the uncertainty surrounding economic conditions and determined that it was prudent to design our 2010 long-term equity incentive program similar to the 2009 plan. In prior years, our long-term equity incentive plan was based on Rockwood's financial performance over a period of three or more years. However, as in 2009, the Committee did not believe that a plan with performance goals of a similar duration would promote the objectives of our equity compensation program, especially in an environment with little visibility of future economic conditions. Accordingly, the Committee determined that the award would continue to be a three-year award; however, the performance criteria for the long-term incentive award is based on our performance for fiscal year 2010, which most directly relates to our ability to navigate the global economic environment, followed by an additional two-year service vesting period in order to retain our key leadership during these challenging times. Because the award is partially denominated in restricted stock units, the ultimate value of the award is tied to our share price over the three-year incentive period. The Committee similarly determined that the award would include a time-based restricted stock unit component, in addition to the time-based stock options and performance-based restricted stock units, for Mr. Zatta and Mr. Riordan and certain other key employees. Mr. Ghasemi was not awarded time-based restricted stock units under this program.

        In determining the aggregate amount of awards, as in prior years the Committee considered, among other things, the competitive market for long-term incentive awards, the Company's compensation philosophy and quantitative factors such as share usage, burn rate and the compensation cost associated with the aggregate awards. The following sets forth some of the quantitative factors considered by the Committee in connection with the December 2009 grant:

  •
  the aggregate number of shares or share equivalents at target level awarded was 670,251—which consists of 132,020 time-based restricted stock units, 242,947 performance-based restricted stock units and 295,284 stock options;

  •
  the burn rate assuming target achievement for the performance-based restricted stock units awards for the aggregate grant awarded in December 2009 was 0.97% and is below the three-year average burn rate of 1.47%; and

  •
  the aggregate grant date fair value of the equity awards granted in December 2009 was approximately $11.5 million, of which approximately $4.5 million was attributable to equity awards granted to our named executive officers.

        The aggregate value of the equity awards granted in December 2009 to each recipient was based on a percentage of that recipient's base salary that fell within a competitive range for the market. The aggregate target values of the awards for Mr. Ghasemi, Mr. Zatta and Mr. Riordan were set at 250%, 140% and 140% of their respective base salaries. These target percentages have not changed since the December 2007 grant. For Mr. Ghasemi, the value of the award granted in December 2009 was split equally between time-based stock options and performance-based restricted stock units, with the number of units calculated based upon the value of our common stock on the date of grant and the number of stock options based upon a Black-Scholes valuation. For Mr. Zatta and Mr. Riordan, the numbers of time-based stock options, time-based restricted stock units and performance-based restricted stock units awarded in December 2009 were calculated based on the fair market value of our common stock, with the value of the awards split between time-based stock options, time-based restricted stock units and performance-based restricted stock units at 40%, 20% and 40%, respectively, of the total awards. The Committee determined that this split was appropriate in light of our goal to retain executives, drive financial performance and align management's interests with the interests of stockholders. The following table summarizes the allocation of awards for our named executive officers:

		Type of Award
Named Executive Officer	Target % of Base Salary	Time-Based Stock Options (% of Total Award)	Performance-Based Restricted Stock Units (% of Total Award)	Time-Based Restricted Stock Units (% of Total Award)
Chairman and Chief Executive Officer	250%	50%	50%	0%
Senior Vice President and Chief Financial Officer	140%	40%	40%	20%
Senior Vice President, Law & Administration	140%	40%	40%	20%

        Time-Based Stock Options.    These stock options awarded in December 2009 vest in three equal installments on each December 31 of the fiscal years 2010-2012 with the exercise price equal to the closing price of our common stock on the grant date. Mr. Ghasemi was granted 131,358 stock options; Mr. Zatta was granted 21,448 stock options; and Mr. Riordan was granted 18,650 stock options. The grant date value of these awards using a Black-Scholes option pricing model corresponds to 50% of the total long-term equity incentive compensation awarded to Mr. Ghasemi and 40% of the total long-term equity incentive compensation awarded to Mr. Zatta and Mr. Riordan in December 2009.

        Performance-Based Restricted Stock Units.    The number of performance-based restricted stock units awarded on the grant date represents a targeted number of shares to be received upon vesting. Vesting for performance-based restricted stock units awarded in December 2009 generally occurs on December 31, 2012 based on: (1) the recipient's continued employment with Rockwood through December 31, 2012; and (2) our achievement of certain financial performance measures for fiscal year 2010. The awards are designed such that, in the event that each of the performance-based targets is achieved, 100% of the performance-based restricted stock units will vest (assuming continued employment), with 70% of such units vesting upon the achievement of an Adjusted EBITDA target for 2010 and 30% of such units vesting upon the achievement of an earnings per share target for 2010. However, the number of shares actually earned at the time of vesting may range from zero to double the targeted amount depending upon performance. The number of shares earned could equal up to two times the targeted amount of performance-based restricted stock units awarded based on our exceeding the Adjusted EBITDA target by 120%, and the number of shares earned could equal up to two times the targeted amount of performance-based restricted stock units awarded based on our exceeding the earnings per share target by 120%. The performance targets for 2010 are Adjusted EBITDA of $600.0 million and earnings per share, as adjusted, of $0.99, both at budgeted exchange rates of $1.45=€1.00 and $2.00=£1.00. The chart below sets forth the range of performance and the corresponding percentage of the target award that would vest upon achievement of specified performance levels:

2010 Actual Adjusted EBITDA vs. 2010 Targeted Adjusted EBITDA (70% of Targeted Performance-Based RSUs)	% of Adjusted EBITDA RSUs Vesting	2010 Actual Adjusted EPS vs. 2010 Target Adjusted EPS (30% of Targeted Performance-Based RSUs)	% of EPS RSUs Vesting
Less than 80%	0%	Less than 80%	0%
80%	50%	80%	50%
100%	100%	100%	100%
Greater than or equal to 120%	200%	Greater than 120%	200%

        Performance-based restricted stock units granted in December 2009 will potentially vest, if at all, depending upon 2010 financial performance and the recipients' continued employment until the end of 2012. In December 2009, Mr. Ghasemi was awarded a target award of 68,306 performance-based restricted stock units; Mr. Zatta was awarded a target award of 11,153 performance-based restricted stock units; and Mr. Riordan was awarded a target award of 9,698 performance-based restricted stock units.

        Time-Based Restricted Stock Units.    The number of time-based restricted stock units awarded in December 2009 represents a number of shares to be received upon vesting, subject to the recipient's continued employment with Rockwood. The time-based restricted stock units awarded in December 2009 are scheduled to vest on December 31, 2012 based upon the passage of time. In December 2009, Mr. Zatta was granted 5,576 time-based restricted stock units, and Mr. Riordan was granted 4,849 time-based restricted stock units. Mr. Ghasemi was not granted any time-based restricted stock units.

        Total Equity Awards to Named Executive Officers in 2009.    The following table summarizes the equity awards at targeted levels to our named executive officers in December 2009:

	Type of Award
Named Executive Officer	Time-Based Stock Options (# of Options)	Performance-Based Restricted Stock Units (# of Units)	Time-Based Restricted Stock Units (# of Units)
Chairman and Chief Executive Officer	131,358	68,306	0
Senior Vice President and Chief Financial Officer	21,448	11,153	5,576
Senior Vice President—Law and Administration	18,650	9,698	4,849

        The Committee and board of directors believe that these equity awards strike an appropriate balance by rewarding our named executive officers both for financial performance in the current economic environment and for their continued service and dedication to Rockwood. We believe that this approach in the current economic environment best aligns the interests of our named executive officers with those of our stockholders, and is consistent with current trends in executive compensation as measured by our peer group and survey market data. We therefore intend to continue to make annual equity compensation grants to our named executive officers and other key employees and may further modify the structure to adapt to changing economic conditions and market practices.

  Equity Ownership of our Named Executive Officers

        In December 2008, based upon a recommendation from Mercer, the Committee adopted stock ownership guidelines for our named executive officers and certain other key employees. In accordance with the guidelines for stock ownership by our named executive officers, Mr. Ghasemi is required to own stock valued at least equal to five times his base salary, and Messrs. Zatta and Riordan are required to own stock valued at least equal to three times their base salaries by no later than December 2013. In evaluating stock ownership under these guidelines, the Committee includes each named executive officer's shares held, time-based restricted stock units and performance-based restricted stock units that are earned but not vested, but excludes items such as vested options and unearned performance-based restricted share units. As of the March 17, 2010 record date:

  •
  Mr. Ghasemi owned 296,541 shares of our common stock (including 68,452 shares underlying vested restricted stock units awarded pursuant to a November 2001 agreement), options to purchase 1,647,789 shares of our common stock (1,244,665 of which are vested) and 176,932 unvested restricted stock units;

  •
  Mr. Zatta owned 22,566 shares of our common stock, options to purchase 336,647 shares of our common stock (269,157 of which are vested) and 51,217 unvested restricted stock units; and

  •
  Mr. Riordan owned 22,838 shares of our common stock, options to purchase 353,746 shares of our common stock (295,059 of which are vested) and 44,537 unvested restricted stock units.

        Compliance with the stock ownership guidelines will be measured using the greater of the current value of our common stock, the grant date value or the purchase price of such common stock. Based upon the above holdings and continued equity awards, our named executive officers are expected to satisfy the stock ownership guidelines by December 2013.

  Equity Compensation

        For 2009, 2008 and 2007, equity compensation accounted for approximately $3,227,463, $2,750,931 and $5,852,103 respectively, or approximately 52.2%, 45.1% and 59.0% respectively, of our chairman and chief executive officer's total compensation; $659,631, $581,830 and 1,230,546 respectively, or approximately 44.9%, 38.1% and 52.1% respectively, for our senior vice president and chief financial officer; and $573,589, $505,940 and $1,070,016 respectively, or approximately 42.9%, 36.2% and 51.9% respectively, for our senior vice president, law & administration.

  Equity Grants and Procedures

        All option grants made under the Stock Incentive Plan to date have been made in the form of qualified and non-qualified stock options at exercise prices equal to the fair market value of our common stock on the grant date. All options granted after the completion of our initial public offering in August 2005 have been made with an exercise price equal to the closing price of our common stock on the New York Stock Exchange on the grant date.

        All grants since 2007 have been made pursuant to the Committee's "Policies and Procedures of the Committee with Respect to Equity Grants," which we refer to as the Policies. Under the Policies, the Committee has established a pre-determined schedule for option and other equity grants during certain periods that correspond to "window periods" under our securities trading policy. These window periods begin at the opening of business on the second trading day on the New York Stock Exchange after the day on which we make a public news release of our quarterly earnings for the prior fiscal quarter, and close on the earlier of (a) 45 calendar days thereafter or (b) 75 calendar days after the end of the prior fiscal quarter. The date of grant for any equity awards will generally be the last business day of the window period. The exercise price of any stock option must equal the fair market value of our common stock on the date of grant, which is currently determined by the closing price of our common stock on the New York Stock Exchange on the grant date.

        For stock option grants to newly-hired employees, the Committee intends to authorize any such stock option grants at its next meeting following the date of such employee's hiring. In no event is a stock option granted prior to the date a newly-hired employee commences employment with Rockwood. Stock options will not be granted to any recipient if, at the time the grant would be made, the recipient, or any member of the Committee, or any senior executive officer to whom option granting authority has been granted, is in possession of material non-public information about Rockwood.

  Executive Benefits and Perquisites

        We offer our named executive officers and other key employees selected perquisites and general health and welfare benefits. Our perquisites include Company automobiles and life insurance. We provide these benefits as an additional incentive for our named executive officers to remain competitive in the general marketplace for executive talent. With the assistance of Mercer, the Committee has determined that our perquisites and general health and welfare benefits are competitive according to the survey data when considering the other types of compensation received by our named executive officers. In 2009, the Committee determined that commencing in 2010 Rockwood would no longer reimburse our named executive officers for taxes on life insurance and auto allowances.

  Retirement Plans

        Our named executive officers participate in our retirement plans, which include:

  •
  a defined contribution 401(k) plan, in which we match 50% of an employee's contribution up to a maximum company contribution of 3%;

  •
  a profit-sharing plan, in which we annually contribute to each employee's account a discretionary amount (which is the same for all employees participating in the plan) between 0%-4% of such employee's base salary and annual cash bonus (no contributions were made for 2008 and 2009); and

  •
  a money purchase plan, in which we currently contribute to each employee's account 3% of such employee's annual base salary and annual cash bonus, in each case subject to the Internal Revenue Code's annual contribution limit.

        We also offer our senior vice president and chief financial officer and our senior vice president, law & administration participation in a supplemental savings plan in which a participant can defer up to 20% of his annual cash compensation (base salary and bonus) and in which we match 50% of an employee's contribution up to a maximum contribution of 3% of such employee's annual cash compensation. The participant balances in the supplemental savings plan earn interest on a quarterly basis at the prime rate in effect at the beginning of each quarter. We also make monthly payments to our chairman and chief executive officer in the amount of $50,000 as a supplemental pension benefit pursuant to the terms of his employment agreement. The supplemental pension benefit to our chairman and chief executive officer is based upon similar benefits he was entitled to receive from his previous employer. In 2010, the Committee increased the supplemental pension benefit for our chairman and chief executive officer to $53,000 per month effective April 1, 2010. For additional information, please see "Employment and Other Agreements" and "Potential Payments upon Termination or Change in Control."

  Health and Welfare Benefits and Perquisites

        Our named executive officers are also entitled to participate in our health and welfare programs. For our named executive officers, in addition to the plans offered to all employees, we provide an executive medical plan, which pays for expenses not covered by our standard health plans up to $10,000 per participant. The named executive officers also participate in company-wide life insurance plans, with Rockwood providing an additional insurance policy for our chairman and chief executive officer. In addition, we provide an auto allowance or Company automobile to our named executive officers.

        For 2009, 2008 and 2007, these perquisites and other personal benefits accounted for $732,583, $699,928 and $682,262, respectively, or approximately 11.9%, 11.5% and 6.9%, respectively, of total compensation for our chairman and chief executive officer; $93,441, $141,871 and $141,896, respectively, or approximately 6.4%, 9.3% and 6.0%, respectively, of total compensation for our senior vice president and chief financial officer; and $111,603, $149,386 and $123,606, respectively, or approximately 8.4%, 10.7% and 6.0%, respectively, of total compensation for our senior vice president, law & administration.

  Severance Payments

        We believe that it is important to provide reasonable severance benefits to our named executive officers both to remain competitive within our industry and in acknowledgement that it may be difficult for these employees to find comparable positions in a short amount of time. Each named executive officer is entitled to a severance payment in the event that he is terminated by us without "cause" or if he terminates employment with Rockwood for "good reason," as defined in the respective employment agreements of the named executive officers. Each of our named executive officers is entitled to a severance payment in the event that he is terminated, including a termination following a change in control. However, under the terms of the employment agreements with such officers, the amounts payable to such named executive officers are not enhanced solely in the event of a change in control. For additional information, please see "Employment and Other Agreements—Severance Payments" and "Potential Payments upon Termination or Change in Control." Mr. Ghasemi receives a greater severance payment than our other named executive officers due to a number of factors including his substantial experience in the chemical industry, his significant roles and responsibilities with Rockwood, and the difficulty he may have in finding a similar position in a short period of time.

  Other Policies—Bonus Claw-back

        The Committee determined that the employment agreements for our named executive officers should include "claw-back" provisions related to our annual cash bonus payments. If Rockwood is required to restate its financial statements and the board of directors in good faith determines that such restatement is due to the intentional misconduct of one or more of our senior executive officers, such named executive officers will be required to reimburse Rockwood, net of taxes, for the excess of the annual cash bonus paid to such executive officer for the year(s) of restatement over the payment such executive officer would have received if annual cash bonus payments had been calculated using Rockwood's restated financial results.

  Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code generally allows publicly-traded companies to take tax deductions for particular qualifying performance-based compensation. Section 162(m) disallows a deduction to the extent that particular non-performance-based compensation over $1 million paid to the chief executive officer or any of the three other most highly compensated executive officers other than the chief financial officer. Rockwood believes that each of our Short-Term Incentive Plan and our Stock Incentive Plan, each of which was approved by our stockholders at the 2009 annual stockholders meeting, satisfies the requirements for exemption under Internal Revenue Code Section 162(m) as a performance-based plan. To maintain flexibility in compensating executive officers in a manner consistent with its goals, the Committee has not adopted a policy that all compensation must be deductible. The Committee will continue to consider the impact of Section 162(m) upon compensation decisions it makes.

Summary Compensation Table

        The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers at December 31, 2009 for services rendered to us during the fiscal years 2009, 2008 and 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)		Total ($)
Seifi Ghasemi,	2009	$1,300,000	—	$1,502,732	$1,724,731	$921,556	—	$732,583	(6)	$6,181,602
Chairman and Chief	2008	$1,287,500	—	$1,343,544	$1,407,387	$1,366,138	—	$699,928	(6)	$6,104,497
Executive Officer	2007	$1,250,000	—	$3,092,926	$2,759,177	$2,134,882	—	$682,262	(6)	$9,919,247
Robert J. Zatta,	2009	$473,800	—	$378,019	$281,612	$223,914	$17,787	$93,441	(7)	$1,468,573
Senior Vice President	2008	$470,350	—	$352,034	$229,796	$331,936	$24,886	$118,948	(7)	$1,527,950
and Chief Financial	2007	$457,500	—	$662,997	$567,549	$523,758	$9,916	$141,896	(7)	$2,363,616
Officer
Thomas J. Riordan,	2009	$412,000	—	$328,714	$244,875	$194,708	$43,672	$111,603	(8)	$1,335,572
Senior Vice President,	2008	$409,000	—	$306,115	$199,825	$288,640	$63,131	$130,353	(8)	$1,397,064
Law & Administration	2007	$391,250	—	$576,504	$493,512	$455,442	$22,344	$123,606	(8)	$2,062,658

(1)
The Company did not award discretionary bonuses to any of the named executive officers in 2009, 2008 or 2007.

(2)
Represents the aggregate grant date fair value of stock awards granted in the specified fiscal years computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation ("FASB ASC Topic 718") for time-based restricted stock unit awards granted in December 2009 and December 2008 and performance-based restricted stock unit awards granted in December 2009, December 2008, December 2007 and May 2007. On December 11, 2009 we granted 5,576 and 4,849 time-based restricted stock units to Messrs. Zatta and Riordan, respectively. For 2009, the amount in the table attributable to grants of time-based restricted stock units is $132,653 and $115,358 for Messrs. Zatta and Riordan, respectively. On December 12, 2008, we granted 14,451 and 12,566 time-based restricted stock units to Messrs. Zatta and Riordan, respectively. For 2008, the amount in the table attributable to grants of time-based restricted stock units is $132,660 and $115,356 for Messrs. Zatta and Riordan, respectively. On December 11, 2009, we granted 68,306, 11,153 and 9,698 performance-based restricted stock units to Messrs. Ghasemi, Zatta and Riordan, respectively. For 2009, the amount in the table attributable to grants of performance-based restricted stock units is $1,502,732, $245,366 and $213,356 for Messrs. Ghasemi, Zatta and Riordan, respectively. On December 12, 2008, we granted 177,015, 28,903 and 25,133 performance-based restricted stock units to Messrs. Ghasemi, Zatta and Riordan, respectively. For 2008, the amount in the table attributable to grants of performance-based restricted stock units is $1,343,544, $219,374 and $190,759 for Messrs. Ghasemi, Zatta and Riordan, respectively. On May 16, 2007, we granted 54,168, 11,598 and 10,085 performance-based restricted stock units to Messrs. Ghasemi, Zatta and Riordan, respectively. On December 14, 2007, we granted 44,776, 9,612 and 8,358 performance-based restricted stock units to Messrs. Ghasemi, Zatta and Riordan, respectively. For 2007, the amount in the table attributable to grants of performance-based restricted stock units is $3,092,926, $662,997 and $576,504 for Messrs. Ghasemi, Zatta and Riordan, respectively. Assuming certain performance targets are met or exceeded, the aggregate grant date fair value for performance-based restricted stock units granted in the specified fiscal year could result in double the amount in the table. Assumptions used in determining the FASB ASC Topic 718 values can be found in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2009 in footnote 14, "Stock-based Compensation—Restricted Stock." Please see "Compensation Discussion and Analysis—Long-Term Equity Compensation" for additional information on these restricted stock units, including vesting requirements.

(3)
Represents the aggregate grant date fair value of option awards granted in the specified fiscal year computed in accordance with FASB ASC Topic 718. The options awards reflected in the table were granted in December 2009, December 2008, December 2007 and May 2007. On December 11, 2009, we granted options to purchase 131,358, 21,448 and 18,650 shares of our common stock to Messrs. Ghasemi, Zatta and Riordan, respectively. On December 12, 2008, we granted options to purchase 335,892, 54,844 and 47,691 shares of our common stock to Messrs. Ghasemi, Zatta and Riordan, respectively. On December 14, 2007, we granted options to purchase 143,513, 28,438 and 24,728 shares of our common stock to Messrs. Ghasemi, Zatta and Riordan, respectively. On May 16, 2007, we granted options to purchase 124,068, 26,564 and 23,099 shares of our common stock to Messrs. Ghasemi, Zatta and Riordan, respectively. Assumptions used in determining the FASB ASC Topic 718 values can be found in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2009 in footnote 14, "Stock-based Compensation—Stock Options." Please see "Compensation Discussion and Analysis—Long-Term Equity Compensation" for additional information on these options, including vesting requirements.

(4)
Represents cash bonuses granted under our Short-Term Incentive Plan.

(5)
Represents aggregate interest accruals calculated on a quarterly basis at the prime rate in effect at the beginning of each quarter on balances in a non-qualified supplemental savings plan.

(6)
Reflects the following:

•
$600,000 for each of 2009 and 2008 and $576,000 for 2007, respectively (paid in monthly payments of $50,000 for 2009 and 2008 and $48,000 for 2007), in lieu of contributions into his non-qualified supplemental pension pursuant to the terms of Mr. Ghasemi's employment agreement;

  •
  Auto allowance of $37,124, $36,121 and $41,531 for 2009, 2008 and 2007, respectively;

  •
  Basic and executive medical premiums of $12,199, $11,456 and $9,033 for 2009, 2008 and 2007, respectively, and company-paid medical claims of $20,211, $4,074 and $103 for 2009, 2008 and 2007, respectively;

  •
  Company-provided life insurance with premiums of $22,662 for 2009 and $18,636 for each of 2008 and 2007;

  •
  Company contributions into qualified plans of (x) $8,250 for 2009 and $7,750 for each of 2008 and 2007 into a 401(k) plan, (y) $7,350, $6,900 and $6,750 into a money purchase plan for 2009, 2008 and 2007, respectively, and (z) $0, $0 and $6,750 for 2009, 2008 and 2007, respectively into a profit-sharing plan; and

  •
  Tax gross-up reimbursements totaling $24,788, $14,991 and $15,709 on the auto allowance and life insurance premiums for 2009, 2008 and 2007, respectively.

(7)
Reflects the following:

•
Auto allowance of $25,413, $24,724 and $17,284 for 2009, 2008 and 2007, respectively;

•
Basic and executive medical premiums of $12,199, $11,456 and $13,448 for 2009, 2008 and 2007, respectively, and company-paid medical claims of $3,628, $6,648 and $3,811 for 2009, 2008 and 2007, respectively;

•
Company-provided life insurance with premiums of $2,838 for each of 2009, 2008 and 2007;

•
Company contributions into qualified plans of (x) $8,250 for 2009 and $7,750 for each of 2008 and 2007 into a 401(k) plan, (y) $7,350, $6,900 and $6,750 into a money purchase plan for 2009, 2008 and 2007, respectively, and (z) $0, $0 and $6,750 for 2009, 2008 and 2007, respectively into a profit-sharing plan; and;

•
Company contributions into non-qualified plans of $19,786, $44,996 and $73,310 for 2009, 2008 and 2007, respectively; and

•
Tax gross-up reimbursements totaling $13,977, $13,636 and $9,955 on the auto allowance and life insurance premiums for 2009, 2008 and 2007, respectively.

(8)
Reflects the following:

•
Auto allowance of $27,213, $28,306 and $18,249 for 2009, 2008 and 2007, respectively;

•
Basic and executive medical premiums of $16,547, $15,522 and $13,448 for 2009, 2008 and 2007, respectively, and company-paid medical claims of $11,196, $17,771, and $24 for 2009, 2008 and 2007, respectively;

•
Company-provided life insurance with premiums of $2,838 for each of 2009, 2008 and 2007;

•
Company contributions into qualified plans of (x) $6,695 for 2009 and $7,750 for each of 2008 and 2007 into a 401(k) plan, (y) $7,350, $6,900 and $6,750 into a money purchase plan for 2009, 2008 and 2007, respectively, and (z) $0, $0 and $6,750 for 2009, 2008 and 2007, respectively into a profit-sharing plan; and;

•
Company contributions into non-qualified plans of $19,317, $37,216 and $58,284 for 2009, 2008 and 2007, respectively; and

•
Tax gross-up reimbursements totaling $20,447, $14,050 and $9,513 on auto allowance and life insurance premiums for 2009, 2008 and 2007, respectively.

 Grants of Plan-Based Awards in 2009

        The following table provides supplemental information relating to grants of plan-based awards to help explain information provided above in our Summary Compensation Table.

									All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)(3)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards $(4)
Name	Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)
Seifi Ghasemi				$1,950,000	$3,900,000
	12/09/09	12/11/09					68,306	136,612			131,358	$23.79	$3,227,463	(6)
Robert J. Zatta				$473,800	$947,600
	12/09/09	12/11/09					11,153	22,306			21,448	$23.79	$526,978	(7)
	12/09/09	12/11/09							5,576	(5)			$132,653	(7)
Thomas J. Riordan				$412,000	$824,000
	12/09/09	12/11/09					9,698	19,396			18,650	$23.79	$458,231	(8)
	12/09/09	12/11/09							4,849	(5)			$115,358	(8)

(1)
Represents the potential payments to our named executive officers based on a range of 2009 performance under the Short-Term Incentive Plan. For additional information relating to our annual cash bonuses, please see "Compensation Discussion and Analysis—Annual Cash Bonuses."

(2)
In December 2009, Rockwood awarded 68,306, 11,153 and 9,698 performance-based restricted stock units to Messrs. Ghasemi, Zatta and Riordan, respectively. For additional information relating to our performance-based restricted stock units, please see "Compensation Discussion and Analysis—2010 Equity Compensation Program—Performance-Based Restricted Stock Units" and "Potential Payments Upon Termination or Change in Control."

(3)
We granted time-based stock options to our named executive officers in December 2009. For additional information relating to our stock option grant, please see "Compensation Discussion and Analysis—2010 Equity Compensation Program—Time-Based Stock Options" and "Potential Payments Upon Termination or Change in Control."

(4)
Assumptions used in determining the FASB ASC Topic 718 values can be found in Rockwood's Annual Report on Form 10-K for the year ended December 31, 2009 in footnote 14, "Stock-based Compensation—Restricted Stock" and "—Stock Options."

(5)
We granted time-based restricted stock units to Messrs. Zatta and Riordan in December 2009. For additional information relating to these time-based restricted stock units, please see "Compensation Discussion and Analysis—2010 Equity Compensation Program—Time-Based Restricted Stock Units" and "Potential Payments Upon Termination or Change in Control."

(6)
Represents the grant date fair value of $1,502,732 for the performance-based restricted stock unit award and $1,724,731 for the time-based stock option award computed in accordance with FASB ASC Topic 718.

(7)
Represents the grant date fair value of $245,366 for the performance-based restricted stock unit award, $281,612 for the stock option award and $132,653 for the time-based restricted stock unit award computed in accordance with FASB ASC Topic 718.

(8)
Represents the grant date fair value of $213,356 for the performance-based restricted stock unit award, $244,875 for the stock option award and $115,358 for the time-based restricted stock unit award computed in accordance with FASB ASC Topic 718.

 Employment and Other Agreements

  Agreements with Seifi Ghasemi

        We entered into an employment agreement, dated as of September 28, 2001, as amended as of August 9, 2004 and September 24, 2004 and as amended and restated on November 13, 2008, with Mr. Ghasemi pursuant to which he is serving as our chairman and chief executive officer. The agreement automatically renews for successive one-year periods, unless either party gives 60 days advance written notice not to renew the term of the agreement prior to any such extension date. Either party may terminate the agreement at any time; however, Mr. Ghasemi must give at least 180 days advance written notice to terminate his employment (other than in connection with his notice not to renew the terms of the employment agreement described above).

        The employment agreement provides Mr. Ghasemi with an annual base salary of $1,300,000 effective August 1, 2008, and a target annual cash bonus award equal to 150% of his base salary (subject to our achievement of specified performance-based targets), both of which may be increased in the discretion of our board of directors. Mr. Ghasemi's salary has been decreased to $1,100,000 effective April 1, 2010 and his target annual cash bonus award has been increased to 200% of his base salary. Pursuant to the employment agreement, we will continue to make payments of $50,000 per month to Mr. Ghasemi as a supplemental pension benefit. Commencing April 1, 2010, Mr. Ghasemi will receive payments of $53,000 per month as a supplemental pension benefit. The employment agreement also provides for a company automobile and entitles Mr. Ghasemi to participate in our health, welfare and retirement programs.

        In his original employment agreement with us, Mr. Ghasemi agreed to purchase a certain number of shares of our common stock, and in connection therewith, received; (1) a grant of 68,452 time-based restricted stock units (payable in shares of our common stock) which vested in equal quarterly installments over a three-year period and (2) a grant of time-based stock options to purchase a certain number of shares of our common stock which vested over a five-year period. Except in the event of a sale of shares of our common stock by affiliates of KKR giving rise to tag-along or drag-along rights under Mr. Ghasemi's amended and restated sale participation agreement with KKR, the shares of common stock underlying vested restricted stock units are issuable upon the later of (1) the date such shares can be sold in the public market without restrictions on transfer and (2) the termination of Mr. Ghasemi's employment. Pursuant to the agreement governing the restricted stock units, if a cash dividend is paid on the outstanding shares of common stock, Mr. Ghasemi will receive, at the time he becomes entitled to receive the shares of our common stock underlying the restricted stock units, an additional number of shares of our common stock equal to the quotient of (a) the product of the amount of the dividend paid with respect to one share of our common stock multiplied by the number of vested restricted stock units then held by Mr. Ghasemi (plus any number of shares of our common stock previously calculated in respect of any other cash dividend) divided by (b) the fair market value per share of our common stock at the time the dividend is paid. The number of shares of our common stock issuable is subject to adjustment in the event of a stock dividend, split, combination, recapitalization, change of control or other similar event.

        On September 24, 2004, Mr. Ghasemi agreed pursuant to the amended and restated management stockholder's agreement to purchase an additional number of shares of our common stock, and in connection therewith, was granted time-based and performance-based stock options to purchase an additional number of shares of our common stock. The time-based stock options vest over a five-year period ending September 24, 2009 as to 40% of the shares of our common stock underlying the options. The performance-based stock options vest, as to the remaining 60%, over a five-year period ending December 31, 2008 to the extent certain performance-based targets are achieved, or on the eighth anniversary of the grant date (September 24, 2012) if such options have not otherwise vested by that time. At the same time, Mr. Ghasemi was granted time-based stock options to purchase a specified number of shares of our common stock, which vested over a period ending January 1, 2008. Please see "Outstanding Equity Awards at 2009 Fiscal Year-End" for a description of outstanding equity awards made to Mr. Ghasemi and "Change in Control" for a description of the vesting of such awards in the event of a change in control of Rockwood.

        In addition, under his employment agreement, Mr. Ghasemi is entitled to a gross-up payment equal to any excise tax imposed by Section 4999 of the Internal Revenue Code on any benefit or payment due to him in the event of a change in control of Rockwood. Such payment is structured to comply with the provisions of Section 409A of the Internal Revenue Code. His employment agreement also obligates Rockwood to indemnify Mr. Ghasemi to the fullest extent permitted by law or the by-laws of Rockwood during the employment term and after the employment term while potential liability exists.

        Under the terms of Mr. Ghasemi's employment agreement, in the event that Rockwood is required to restate its financial statements due to the intentional misconduct of any of the senior executive officers of Rockwood (as determined in good faith by the board of directors), Mr. Ghasemi will be required to reimburse Rockwood the amount by which his annual bonus calculated under the misstated financial statements exceeds the annual bonus he would have received under the restated financial statements. See "Compensation Discussions and Analysis—Other Policies" for a summary of the "claw-back" provisions related to our annual cash bonuses.

        Mr. Ghasemi's employment agreement also provides that if his employment is terminated under certain conditions he will be entitled to receive severance payments and benefits as described below under "Potential Payments Upon Termination or Change in Control—Severance Payments." Mr. Ghasemi's employment agreement also contains certain restrictive covenants relating to confidentiality, non-competition and non-solicitation.

  Agreements with Robert Zatta

        On November 13, 2008, we entered into a new employment agreement with Mr. Zatta, pursuant to which he is serving as our senior vice president and chief financial officer. The following summarizes the compensation arrangements in Mr. Zatta's employment agreement:

  •
  annual base salary of $473,800 which shall be reviewed at least annually for potential increase;

  •
  annual target bonus award of 100% of base salary based upon achievement of certain performance goals established by the board of directors or the Committee and subject to further increase based upon such performance;

  •
  eligibility for participation in long-term incentive plans;

  •
  participation in Rockwood's employee benefit plans;

  •
  four weeks vacation annually; and

  •
  use of a Rockwood automobile and reimbursement of related expenses.

        Under the terms of Mr. Zatta's employment agreement, in the event Rockwood is required to restate its financial statements due to the intentional misconduct of any of the senior executive officers of Rockwood (as determined in good faith by the board of directors), Mr. Zatta will be required to reimburse Rockwood the amount by which his annual bonus calculated under the misstated financial statements exceeds the annual bonus he would have received under the restated financial statements. See "Compensation Discussions and Analysis—Other Policies" for a summary of the "claw-back" provisions related to our annual cash bonuses.

        Mr. Zatta's employment constitutes "at will" employment and may be terminated at any time for any reason. Mr. Zatta will be entitled to receive severance payments and benefits resulting from his termination under certain conditions as described below under "Severance Payments." In addition, Mr. Zatta is entitled to a gross-up payment equal to any excise tax imposed by Section 4999 of the Internal Revenue Code on any benefit or payment due to him in the event of a change of control of Rockwood. Such payment is structured to comply with the provisions of Section 409A of the Internal Revenue Code. The employment agreement also contains customary restrictive covenants relating to confidentiality, non-competition and non-solicitation.

        Under his original employment agreement, Mr. Zatta was entitled to purchase shares of our common stock in accordance with the terms and conditions of the management stockholder's agreement Mr. Zatta entered into in 2001, which he did. In connection with that purchase, he was granted time-based/performance-based stock options to purchase an additional number of shares of our common stock. In October 2004, Mr. Zatta was granted the right to purchase an additional number of shares of our common stock, which he did. In connection with that additional purchase, he was granted time-based/performance-based stock options and performance-based stock options to purchase an additional number of shares of our common stock in accordance with the terms and conditions of the amended and restated management stockholder's agreement. Please see "Outstanding Equity Awards at 2009 Fiscal Year-End" for a description of outstanding equity awards made to Mr. Zatta and "Potential Payments Upon Termination or Change in Control" below for a description of the vesting of such awards in the event of a change in control of Rockwood.

  Agreements with Thomas Riordan

        On November 13, 2008, we entered into a new employment agreement with Mr. Riordan pursuant to which he is serving as our senior vice president, law & administration. Other than Mr. Riordan's base annual salary of $412,000, the material terms under the new employment agreement are identical to those in the employment agreement with Mr. Zatta that are summarized above.

        Under the management stockholder's agreement Mr. Riordan entered into in 2001, he purchased shares of our common stock. In connection with that purchase, he was granted time-based/performance-based stock options to purchase an additional number of shares of our common stock. In October 2004, Mr. Riordan was granted the right to purchase an additional number of shares of our common stock, which he did. In connection with that additional purchase, he was granted time-based/performance-based stock options and performance-based stock options to purchase an additional number of shares of our common stock in accordance with the terms and conditions of the amended and restated management stockholder's agreement. Please see "Outstanding Equity Awards at 2009 Fiscal Year-End" for a description of outstanding equity awards made to Mr. Riordan and "Potential Payments Upon Termination or Change in Control" below for a description of the vesting of such awards in the event of a change in control of Rockwood.

Outstanding Equity Awards at 2009 Fiscal Year-End

        Information regarding outstanding equity awards held by our named executive officers as of December 31, 2009 follows:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexersisable		Equity Incentive Plan Award Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(13)		Equity Incentive Plan Awards Number of Unearned Shares, Units or Other rights That Have Not Vested (#)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or other Rights That Have Not Vested ($)(13)
Seifi Ghasemi	403,861	(1)				$14.61	11/01/2011	—		—		—		—
	201,246	(2)				$14.61	9/24/2014
	308,030	(3)				$14.61	9/24/2014
	1,711	(4)				$14.61	9/24/2014
	122,178	(9)				$31.73	5/16/2014
												0	(10)	$0
	95,676	(11)	47,837	(11)		$32.39	12/14/2014
												44,776	(12)	$1,054,923
	111,964	(14)	223,928	(14)		$9.18	12/12/2015
								63,850	(15)	$1,504,306	(13)
			131,358	(17)		$23.79	12/11/2016
												68,306	(18)	$1,609,289
Robert J. Zatta	62,975	(1)				$14.61	9/15/2011	—		—		—		—
	62,975	(5)				$14.61	9/15/2011
	23,957	(6)				$14.61	10/15/2014
	55,444	(7)				$14.61	10/15/2014
	26,564	(9)				$31.73	5/16/2014
												0	(10)	$0
	18,959	(11)	9,479	(11)		$32.39	12/14/2014
												9,612	(12)	$226,459
	18,281	(14)	36,563	(14)		$9.18	12/12/2015
								10,425	(15)	$245,613	(13)
								14,451	(16)	$340,466	(13)
			21,448	(17)		$23.79	12/11/2016
												11,153	(18)	$262,765
								5,576	(19)	$131,371	(13)
Thomas J. Riordan	68,451	(1)				$14.61	2/2/2011	—		—		—		—
	68,451	(8)				$14.61	2/2/2011
	34,225	(6)				$14.61	10/15/2014
	68,450	(7)				$14.61	10/15/2014
	23,099	(9)				$31.73	5/16/2014
												0	(10)	$0
	16,486	(11)	8,242	(11)		$32.39	12/14/2014
												8,358	(12)	$196,914
	15,897	(14)	31,794	(14)		$9.18	12/12/2015
								9,066	(15)	$213,595	(13)
								12,566	(16)	$296,055	(13)
			18,650	(17)		$23.79	12/11/2016
												9,698	(18)	$228,485
								4,849	(19)	$114,242	(13)

(1)
These time-based stock options were granted to (a) Mr. Ghasemi on November 1, 2001, (b) Mr. Zatta on September 15, 2001, and (c) Mr. Riordan on February 2, 2001 and vested and became exercisable by the holder as follows: 10% in year one, 10% in year two, 25% in year three, 25% in year four and 30% in year five. These stock options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date. With respect to Mr. Ghasemi, the number of time-based stock options granted on November 1, 2001 was 410,706; the number in the above table reflects the number of such stock options that remain unexercised following Mr. Ghasemi's exercise of 6,845 stock options on July 16, 2008.

(2)
These time-based stock options were granted to Mr. Ghasemi on September 24, 2004 and vested and became exercisable by the holder in installments of 20% on each of the first five anniversaries of the grant date. These options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date. These time-based stock options were part of the September 24, 2004 grant of 205,353 stock options and reflect the number of such stock options that remain unexercised following Mr. Ghasemi's exercise of 4,107 stock options on July 16, 2008.

(3)
These performance-based stock options were granted to Mr. Ghasemi on September 24, 2004 and became exercisable as to 20% of the total performance-based stock options on December 31 of each year beginning with 2004 pursuant to achievement of specified performance-based targets. Each of the annual financial targets was met and such performance-based shares are fully vested. These options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(4)
These time-based stock options were granted to Mr. Ghasemi on September 24, 2004 and vested and became exercisable by the holder in installments of 20% each on January 1 of each year beginning with January 1, 2004. These options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date. These time-based stock options were part of the September 24, 2004 grant of 8,556 stock options and reflect the number of such stock options that remain unexercised following Mr. Ghasemi's exercise of 6,845 stock options on July 16, 2008.

(5)
These performance-based stock options were granted to Mr. Zatta on September 15, 2001 and were to become exercisable as to 20% of the total performance-based stock options on December 31 of each year beginning with 2004 subject to the achievement of specified performance-based targets. Rockwood amended the original performance-based targets in October 2004 in connection with the July 2004 acquisition of the Dynamit Nobel businesses. Prior to this time, no portion of these performance-based stock options had vested. Therefore, although the performance-based stock options were granted in September 2001, they did not begin to vest until December 31, 2004. Each of the annual financial targets was met and such performance-based shares are fully vested. Regardless of whether the specified performance-based targets were met, the performance-based stock options would vest and become exercisable as to 100% of the options granted on the eighth anniversary of the grant date, which was September 15, 2009. These options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(6)
These time-based stock options were granted to Messrs. Zatta and Riordan on October 15, 2004 and vested and became exercisable by the holder in installments of 20% on each of the first five anniversaries of the grant date. These options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(7)
These performance-based stock options were granted to Messrs. Zatta and Riordan on October 15, 2004 and became exercisable as to 20% of the total performance-based stock options on December 31 of each year beginning with 2004 upon achievement of specified performance-based targets. Each of the annual financial targets was met and such performance-based shares are fully vested. These options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(8)
These performance-based stock options were granted to Mr. Riordan on February 2, 2001 and were to become exercisable as to 20% of the total performance-based stock options on December 31 of each year beginning with 2004 subject to the achievement of specified performance-based targets. Rockwood amended the original performance-based targets in October 2004 in connection with the July 2004 acquisition of the Dynamit Nobel businesses. Prior to this time, no portion of these performance-based stock options had vested. Therefore, although the performance-based stock options were granted in February 2001, they did not begin to vest until December 31, 2004. Each of the annual financial targets was met and such performance-based shares are fully vested. Regardless of whether the specified performance-based targets were met, the performance-based stock options would vest and become exercisable as to 100% of the options granted on the eighth anniversary of the grant date, which was February 2, 2009. These options expire on the tenth anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(9)
These time-based stock options were granted to Messrs. Ghasemi, Zatta and Riordan on May 16, 2007 and vested and became exercisable by the holder in three equal installments beginning on December 31, 2007 and ending on December 31, 2009. These options expire on the seventh anniversary of their grant date if not otherwise forfeited or terminated prior to such date. With respect to Mr. Ghasemi, the number of time-based stock options granted on May 16, 2007 was 124,068; the number in the above table reflects the number of such stock options that remain unexercised following Mr. Ghasemi's exercise of 1,890 stock options on July 16, 2008.

(10)
These performance-based restricted stock units were granted to Messrs. Ghasemi, Zatta and Riordan on May 16, 2007 and each represents the right to receive one share of our common stock. The number of performance-based restricted stock units granted may be increased upon the achievement of certain performance measures up to a maximum of two times the grant, or decreased to zero shares based on the failure to achieve such performance measures. These performance-based restricted stock units represent a targeted number of shares and vest on December 31, 2009, subject to the holder's continued employment with us, as follows: (a) up to 140% of the stock units vest if and to the extent we achieve certain annualized consolidated Adjusted EBITDA growth targets over a three-year period ending December 31, 2009, and (b) up to 60% of the stock units vest if and to the extent we achieve certain annualized earnings per share growth targets over a three-year period ending December 31, 2009. Our financial performance for the period January 1, 2007 through December 31, 2009 fell below threshold targeted performance measures, thus none of the 54,168, 11,598 and 10,085 performance-based restricted stock units originally granted to Messrs. Ghasemi, Zatta and Riordan vested.

(11)
These time-based stock options were granted to Messrs. Ghasemi, Zatta and Riordan on December 14, 2007 and vest and become exercisable by the holder in three equal installments beginning on December 31, 2008 and ending on December 31, 2010. These options expire on the seventh anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(12)
These performance-based restricted stock units were granted to Messrs. Ghasemi, Zatta and Riordan on December 14, 2007 and each represents the right to receive one share of our common stock. The number of performance-based restricted stock units granted may be increased upon the achievement of certain performance measures up to a maximum of two times the grant, or decreased to zero restricted stock units based on the failure to achieve such performance measures. These performance-based restricted stock units represent a targeted number of shares and vest on December 31, 2010, subject to the holder's continued employment with us, as follows: (a) up to 140% of the stock units vest if and to the extent we achieve certain annualized consolidated Adjusted EBITDA growth targets over a three-year period ending December 31, 2010, and (b) up to 60% of the stock units vest if and to the extent we achieve certain annualized earnings per share growth targets over a three-year period ending December 31, 2010. Although our actual performance thus is expected to be below threshold targeted performance, the amount shown represents the award based upon the achievement of the targeted performance.

(13)
Based on the closing price of our common stock on the New York Stock Exchange on December 31, 2009 of $23.56 per share.

(14)
These time-based stock options were granted to Messrs. Ghasemi, Zatta and Riordan on December 12, 2008 and vest and become exercisable by the holder in three equal installments beginning on December 31, 2009 and ending on December 31, 2011. These options expire on the seventh anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(15)
These performance-based restricted stock units were granted on December 12, 2008 and each represents the right to receive one share of our common stock. The number of performance-based restricted stock units granted to Messrs. Ghasemi, Zatta and Riordan at targeted performance was 177,015, 28,903 and 25,133, respectively. The number of performance-based restricted stock units granted may be increased upon the achievement of certain performance measures up to a maximum of two times the grant, or decreased to zero restricted stock units based on the failure to achieve such performance measures. These performance-based restricted stock units represent a targeted number of shares and vest on December 31, 2011 subject to the holder's continued employment with us, as follows: (a) up to 140% of the stock units vest if and to the extent we achieve a certain consolidated Adjusted EBITDA target for fiscal year 2009, and (b) up to 60% of the stock units vest if and to the extent we achieve certain earnings per share target for fiscal year 2009. The amount shown represents the number of performance-based restricted stock units achieved based upon 2009 financial performance and will vest on December 31, 2011, subject to continued employment with Rockwood. Based upon our financial performance for 2009, Messrs. Ghasemi, Zatta and Riordan will vest in 63,850, 10,425 and 9,066 performance-based restricted stock units, respectively, subject to continued employment through December 31, 2011.

(16)
These time-based restricted stock units were granted to Messrs. Zatta and Riordan on December 12, 2008 and vest on December 31, 2011 if not otherwise forfeited or terminated prior to such date.

(17)
These time-based stock options were granted to Messrs. Ghasemi, Zatta and Riordan on December 11, 2009 and vest and become exercisable by the holder in three equal installments beginning on December 31, 2010 and ending on December 31, 2012. These options expire on the seventh anniversary of their grant date if not otherwise forfeited or terminated prior to such date.

(18)
These performance-based restricted stock units were awarded on December 11, 2009 and each represents the right to receive one share of our common stock. The number of performance-based restricted stock units awarded may be increased upon the achievement of certain performance measures up to a maximum of two times the grant, or decreased to zero restricted stock units based on the failure to achieve such performance measures. These performance-based restricted stock units represent a targeted number of shares and vest on December 31, 2012 subject to the holder's continued employment with us, as follows: (a) up to 140% of the stock units vest if and to the extent we achieve a certain consolidated Adjusted EBITDA target for fiscal year 2010, and (b) up to 60% of the stock units vest if and to the extent we achieve certain earnings per share target for fiscal year 2010. The amount shown represents the award based upon the achievement of the targeted performance.

(19)
These time-based restricted stock units were granted to Messrs. Zatta and Riordan on December 11, 2009 and vest on December 31, 2012 if not otherwise forfeited or terminated prior to such date.

Option Exercises and Stock Vested in 2009

        Our named executive officers did not exercise any stock options or vest in any restricted stock units during the fiscal year ended December 31, 2009.

Pension Benefits for 2009

        We do not sponsor a defined benefit pension plan for our named executive officers.

Non-Qualified Deferred Compensation for 2009

        The following table provides information regarding contributions, earnings, withdrawals and distributions and balances for our named executive officers under our non-qualified deferred compensation plan during the fiscal year ended December 31, 2009.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance Last FYE ($)(4)
Seifi Ghasemi	—	—	—	—	—
Robert J. Zatta	$6,428	$19,786	$17,787	$0	$582,346
Thomas J. Riordan	$19,200	$19,317	$43,672	$0	$1,269,467

(1)
Contributions of non-qualified deferred compensation in 2009 by Mr. Zatta and Mr. Riordan consisted of contributions to a supplemental savings plan. All of these amounts were reported in the "Salary" column of the Summary Compensation Table. See "Compensation Discussion and

  Analysis—Executive Benefits and Perquisites—Retirement Plans" for a description of the non-qualified deferred compensation plan.

(2)
These amounts include Rockwood's contributions into the supplemental savings plan that would otherwise have been made to qualified plans if not for the Internal Revenue Service's annual compensation limits for such plans. For Mr. Zatta, this amount is $16,822; and for Mr. Riordan, this amount is $13,652. The amount in this column also includes matching contributions by Rockwood for each of Mr. Zatta and Mr. Riordan under the supplemental savings plan in the amounts of $2,964 and $5,665, respectively. All of these amounts were reported in the "All Other Compensation" column of the Summary Compensation Table.

(3)
Represent interest accruals calculated on a quarterly basis at the prime rate in effect at the beginning of each quarter on cash balances. All of these amounts were reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table.

(4)
The accumulated balances reported as compensation in the Summary Compensation Table of Rockwood's proxy statements for this year and prior years amounts to $401,583 and $620,960 for Messrs. Zatta and Riordan, respectively.

Potential Payments upon Termination or Change in Control

  Severance Payments

        Each of our named executive officers is entitled to a severance payment in the event that he is terminated, including a termination within a certain period following a change in control. However, under the terms of the employment agreements with such named executive officers, the amounts payable to such named executive officers are not enhanced solely in the event of a change in control. Hence, there is no increase in severance payments unless such named executive officers are terminated following a change in control of Rockwood.

  Change in Control Under Employment Agreements

        Our named executives officers' employment agreements generally define a change in control of Rockwood as (1) the date at which any person or entity other than Rockwood or its employee benefit plans becomes the beneficial owner of 30% or more of the combined voting power of its outstanding securities other than through a purchase of such securities directly from Rockwood through a private placement, (2) the date at which the members of Rockwood's board of directors at signing (the "Incumbent Board") no longer represent a majority of Rockwood's board of directors; provided that a member approved by a majority of the Incumbent Board will be counted as a member of the Incumbent Board, (3) a merger or consolidation of Rockwood with or into another entity, unless immediately following such transaction, 70% or more of the voting securities of the surviving entity are beneficially owned by beneficial owners of Rockwood prior to such transaction or (4) all or substantially all of the assets of Rockwood are sold or transferred and the (x) Incumbent Board does not directly control the buyer or transferee and (y) financial results of Rockwood and such buyer or transferee are not consolidated for financial reporting purposes.

  Chairman and Chief Executive Officer

        Under the terms of Mr. Ghasemi's employment agreement, Rockwood may terminate Mr. Ghasemi's employment at any time. Unless otherwise terminated, his employment agreement terminates automatically on the August 1st following Mr. Ghasemi's attainment of age 75, which is

August 1, 2020. The summary below sets forth the other termination provisions in his employment agreement:

  For Cause or By Mr. Ghasemi without Good Reason

        If Mr. Ghasemi's employment is terminated for cause or by him without good reason, Mr. Ghasemi will be entitled to receive the following accrued rights (the "Accrued Rights"):

  •
  accrued but unpaid base salary;

  •
  accrued but unpaid supplemental pension benefit;

  •
  earned but unpaid annual bonus for the year prior to the year in which the termination occurs;

  •
  accrued but unpaid vacation;

  •
  reimbursement for proper business expenses; and

  •
  employee benefits to which he is entitled.

  Without Cause or By Mr. Ghasemi With Good Reason or Following a Change in Control

        If Mr. Ghasemi's employment is terminated without cause by Rockwood or by him with good reason, including a termination following a change in control (as defined above) of Rockwood, Mr. Ghasemi will be entitled to receive the following:

  •
  the Accrued Rights;

  •
  a lump sum pro rata portion of any annual bonus for the fiscal year in which the termination occurs;

  •
  an amount equal to two times the sum of (x) his annual salary and (y) the average of his annual bonuses for the two full fiscal years prior to such termination, payable in 24 equal monthly installments (or as a lump sum in the case of a termination following a change in control); and

  •
  12 monthly supplemental pension benefit payments of $50,000 following termination (or as a lump sum in the case of a termination following a change in control).

  Death or Disability

        If Mr. Ghasemi's employment is terminated due to disability or death, he or his estate will be entitled to receive the following:

  •
  the Accrued Rights;

  •
  a lump sum pro rata portion of any annual bonus for the year in which the termination occurs;

  •
  in the event of disability, (a) six months of salary continuation and welfare benefits and (b) if eligible, long-term disability benefits; and

  •
  in the event of death, (a) $2.1 million in life insurance proceeds and (b) an additional payment of 2 1/2 times his base salary if death occurs during business travel up to a maximum of £2.0 million.

        Based on a hypothetical termination date of December 31, 2009, the severance benefits for Mr. Ghasemi, if he were terminated under certain conditions as set forth below, and, as such terms are defined in Mr. Ghasemi's employment and equity award agreements, would have been any accrued and unpaid compensation and supplemental pension benefit as of such date plus:

Base Salary	$2,600,000	(1)
Average Bonus	$2,287,694	(2)
2009 Cash Bonus	$921,556	(3)
Supplemental Benefit Contributions	$600,000	(4)
Equity Awards	$7,388,603	(5)
Total	$13,797,853

(1)
Represents an amount equal to two times Mr. Ghasemi's 2009 base salary of $1,300,000 based upon a termination by Rockwood without cause or by Mr. Ghasemi for good reason.

(2)
Represents an amount equal to two times the average of the bonuses awarded to Mr. Ghasemi for 2009 and 2008, which were $921,556 and $1,366,138, respectively based upon a termination by Rockwood without cause or by Mr. Ghasemi for good reason.

(3)
Represents the pro rata portion of the cash bonus payable based upon (a) 2009 financial performance under the Short-Term Incentive Plan and (b) a termination by Rockwood without cause or by Mr. Ghasemi for good reason.

(4)
Represents twelve monthly supplemental pension benefit contributions of $50,000 each at 2009 levels based upon a termination by Rockwood without cause or by Mr. Ghasemi for good reason.

(5)
Represents the total value of accelerated equity awards vesting based upon a change in control and termination without cause by Rockwood or by Mr. Ghasemi for good reason within two years following such change of control. Please see "Change in Control Related to Equity Awards—Change in Control and Termination" for further details related to equity awards. Otherwise, if Mr. Ghasemi was terminated without cause or he resigned for good reason the total value of equity awards would be $1,278,082. See below "Termination without Cause" for further details related to equity awards.

  Other Named Executive Officers

        Under the terms of the employment agreements with Messrs. Zatta and Riordan (each, a "Senior Executive"), Rockwood may terminate the employment of such Senior Executive at any time. Unless otherwise terminated, the respective employment agreements for Messrs. Zatta and Riordan terminate automatically on the August 1st following each of their attainment of age 70, which is August 1, 2019 and August 1, 2020, respectively. The summary below sets forth the other termination provisions in the employment agreements for Messrs. Zatta and Riordan:

  For Cause or By Senior Executive without Good Reason

        If the Senior Executive's employment is terminated by Rockwood for cause or by him without good reason, he will be entitled to receive the following:

  •
  accrued but unpaid base salary; and

  •
  earned but unpaid annual bonus for the year prior to the year in which the termination occurs.

  Without Cause or By Senior Executive With Good Reason Prior to a Change in Control

        If prior to a change in control the Senior Executive's employment is terminated by Rockwood without cause or by him with good reason, he will be entitled to receive the following:

  •
  accrued but unpaid base salary;

  •
  earned but yet unpaid annual bonus for the year prior to the year in which the termination occurs;

  •
  a lump sum pro rata portion of any annual bonus for the fiscal year in which the termination occurs;

  •
  healthcare benefits under COBRA for 12 months or until his COBRA eligibility ceases;

  •
  a cash payment of $50,000 in lieu of other benefits such person was entitled to while employed with Rockwood;

  •
  continued use of Rockwood automobile for 12 months;

  •
  an amount equal to Rockwood's matching and non-elective contributions to its qualified and non-qualified plans based on his most recent deferral elections and salary, respectively, at the end of the 12th month following such termination; and

  •
  monthly payments over the Severance Period (as defined therein but not to exceed 24 months) equal to the sum of (x) his monthly base salary and (y) 1/12th of his average annual bonus over the last two full fiscal years.

  Without Cause or By Senior Executive With Good Reason Following a Change in Control

        If following a change in control (as defined below) the Senior Executive's employment is terminated by Rockwood without cause or by him with good reason, he will be entitled to receive the following:

  •
  accrued but unpaid base salary;

  •
  earned but unpaid annual bonus for the year prior to the year in which the termination occurs;

  •
  a lump sum pro rata portion of any annual bonus for the year in which the termination occurs;

  •
  a lump sum payment equal to the number of months in the Severance Period multiplied by the sum of (x) his monthly base salary at termination and (y) 1/12th of his average annual bonus over the last two full fiscal years;

  •
  healthcare benefits under COBRA for 12 months or until his COBRA eligibility ceases;

  •
  a cash payment of $50,000 in lieu of other benefits such person was entitled to while employed with Rockwood;

  •
  continued use of a Rockwood automobile for 12 months;

  •
  an amount equal to Rockwood's matching and non-elective contributions to its qualified and non-qualified plans based on his most recent deferral elections and salary, respectively, at the end of the 12th month following such termination;

  •
  a tax gross-up payment related to any amounts paid to such named executive officer subject to Section 4999 of the Internal Revenue Code; and

  •
  outplacement support for up to 12 months after termination.

  Death or Disability

        If the Senior Executive's employment is terminated due to disability or death, he or his estate will be entitled to receive the following:

  •
  accrued but yet unpaid base salary;

  •
  earned but yet unpaid annual bonus for the fiscal year prior to the year in which the termination occurs;

  •
  a lump sum pro rata portion of any annual bonus for the fiscal year in which the termination occurs; and

  •
  in the event of death, (a) $600,000 in life insurance proceeds and (b) an additional payment of 2 1/2 times his base salary if death occurs during business travel up to a maximum of £2.0 million.

        Based on a hypothetical termination date of December 31, 2009, the severance benefits for Mr. Zatta and Mr. Riordan, if either was terminated under certain conditions as set forth below, and, as such terms are defined in the Senior Executive's employment agreement, would have been as follows:

	Mr. Zatta		Mr. Riordan
Lump Sum Payment	$50,000		$50,000
Company Car(1)	$37,986		$45,729
Severance Payment	$1,346,841	(2)	$1,307,348	(3)
Retirement Payment(4)	$35,386		$33,379
Health Care Coverage(5)	$15,590		$21,510
2009 Cash Bonus(6)	$223,914		$194,708
Equity Awards(7)	$1,732,436		$1,506,872
Total(8)	$3,442,153		$3,159,546

(1)
Represents the auto allowance and tax gross-up reimbursement on such auto allowance for a 12 month period based upon a termination by Rockwood without cause or by the executive officer for good reason.

(2)
Based on 2009 salary and 8 full years of service to Rockwood assuming a termination by Rockwood without cause or by such executive officer for good reason.

(3)
Based on 2009 salary and 21 full years of service to Rockwood or its predecessor assuming a termination by Rockwood without cause or by such executive officer for good reason. Mr. Riordan is awarded credit for his employment with Laporte plc, from which certain specialty chemicals business lines were acquired in November 2000 to form Rockwood.

(4)
Represents the amount of Rockwood contributions to qualified and non-qualified plans based upon 2009 deferral elections and salary and assuming a termination by Rockwood without cause or by the executive officer for good reason.

(5)
Assumes continuation of health care coverage for one year from the effective date of termination and a termination by Rockwood without cause or by the executive officer for good reason.

(6)
Represents the pro rata portion of the cash bonus payable based upon 2009 financial performance under the Short-Term Incentive Plan and assumes termination by Rockwood without cause or by the executive officer for good reason.

(7)
Represents the total value of equity awards vesting based upon a change in control and termination by Rockwood without cause or by the executive officer for good reason within two years of such change of control. See below "Change in Control Related to Equity Awards—Change in Control and Termination" for further details related to equity awards. Otherwise, if such named executive officers were terminated without cause or by the executive officer for good reason, the total value of equity awards for Mr. Zatta and Mr. Riordan would be $367,677 and $319,709, respectively. See below "Termination without Cause" for further details related to equity awards.

(8)
In addition, Messrs. Zatta and Riordan are entitled to outplacement support for up to 12 months from their termination by Rockwood without cause or by the executive officer for good reason within two years following a change in control.

  General

        The employment agreements for Messrs. Ghasemi, Zatta and Riordan include in their respective definitions of "cause" an employee's willful and continued failure or refusal to perform his duties. Mr. Zatta's and Mr. Riordan's employment agreements also include any act of fraud, embezzlement or theft on their part against Rockwood, while Mr. Ghasemi's employment agreement defines "cause" to include certain other acts which harm Rockwood, including a conviction, plea of guilty or no contest to fraud or, under certain conditions, a misdemeanor. "Good Reason" will generally exist if the named executive officer's (1) responsibilities or compensation has been reduced, (2) benefits have been materially reduced, (3) primary workplace has been moved beyond 35 miles from its current location or (4) the agreement is materially breached by Rockwood. Mr. Ghasemi's employment agreement also includes in its definition of "good reason" the failure of Rockwood's successor to assume Rockwood's obligations under his employment agreement.

        We believe our arrangements are reasonable in light of the fact that cash severance is limited to two years for Mr. Ghasemi and a maximum of two years for Mr. Zatta and Mr. Riordan. Further, there is no increase in severance payments unless such named executive officers are terminated within two years following a change in control of Rockwood.

  Termination without Cause

        Based on a hypothetical termination without cause by Rockwood on December 31, 2009, the following restricted stock units would remain outstanding and may vest on a pro-rata basis as set forth below, depending upon the financial performance of Rockwood over the respective performance periods, and convert into the right to receive a share of common stock for each restricted stock unit.

Name	Number of Securities Underlying Performance-Based Restricted Stock Units Vesting Upon a Termination or Later Vesting Date(1)		Value ($)(6)	Number of Securities Underlying Time-Based Restricted Stock Units Vesting Upon a Termination or a Later Vesting Date(6)		Value ($)(6)	Total Value of Equity Awards Vesting Upon a Change in Control ($)
Seifi Ghasemi	0	(2)	$0.00	—		—	$1,278,082
	30,531	(3)	$719,310	—		—	—
	22,409	(4)	$527,956	—		—	—
	1,308	(5)	$30,816	—		—	—
Robert J. Zatta	0	(2)	$0.00	—		—	$367,677
	6,554	(3)	$154,412	—		—	—
	3,659	(4)	$86,206	5,072	(7)	$119,496	—
	214	(5)	$5,042	107	(7)	$2,521	—
Thomas J. Riordan	0	(2)	$0.00	—		—	$319,709
	5,699	(3)	$134,268	—		—	—
	3,182	(4)	$74,968	4,410	(7)	$103,900	—
	186	(5)	$4,382	93	(7)	$2,191	—

(1)
In the event the named executive officer is terminated without cause by Rockwood, such named executive officer may vest on the vesting date for the respective grant for a pro-rata portion of the award calculated based upon the amount of time employed with Rockwood from the grant date to the termination date depending upon the achievement of performance-based measures set forth in the agreements governing such grants. The performance periods for the December 2009, December 2008, December 2007 and May 2007 awards are January 1, 2010-December 31, 2010, January 1, 2009-December 31, 2009, January 1, 2008-December 31, 2010, January 1, 2007-December 31, 2007, respectively. The vesting dates for these performance-based restricted stock units granted in December 2009, December 2008, December 2007 and May 2007 are December 31, 2012, December 31, 2011, December 31, 2010 and December 31, 2009, respectively. The number of restricted stock units are calculated assuming the target performance levels in the applicable agreements are met over the entire performance period.

(2)
Represents performance-based restricted stock unit awards granted in May 2007 which such named executive officer may receive depending upon the achievement of certain performance-based targets. For additional information related to these performance-based restricted stock units, including vesting requirements, please see "Compensation Discussion and Analysis—Equity Grants in Previous Years." Based upon our financial performance for the period January 1, 2007 through December 31, 2009 the Company failed to achieve the threshold targeted performance measures for the performance-based restricted stock units granted in May 2007 and these performance-based restricted stock units were forfeited in February 2010.

(3)
Represents the pro-rata portion of performance-based restricted stock unit awards granted in December 2007 which such named executive officer may receive depending upon the achievement of certain performance-based targets. For additional information related to these performance-based restricted stock units, including vesting requirements, please see "Compensation Discussion and Analysis—Equity Grants in Previous Years."

(4)
Represents the pro-rata portion of performance-based restricted stock unit awards granted in December 2008 which such named executive officer may receive depending upon the achievement of certain performance-based targets. For additional information on these performance-based restricted stock units, including vesting requirements, please see "Compensation Discussion and Analysis—Equity Grants in Previous Years." Based upon our financial performance for 2009, Messrs. Ghasemi, Zatta and Riordan will vest in 63,850, 10,425 and 9,066 performance-based restricted stock units, respectively, subject to continued employment through December 31, 2011.

(5)
Represents the pro-rata portion of performance-based restricted stock unit awards awarded in December 2009 which such named executive officer may receive depending upon the achievement of certain performance-based targets. For additional information on these performance-based restricted stock units, including vesting requirements, please see "2010 Equity Compensation Program—Performance-Based Restricted Stock Units."

(6)
Based on the closing price of our common stock on December 31, 2009 on the New York Stock Exchange of $23.56, multiplied by the number of securities underlying the performance-based restricted stock. Because the price per share on the vesting date would not be known on such date, we have chosen the December 31, 2009 closing price of our common stock on the New York Stock Exchange for purposes of this calculation.

(7)
Represents the pro-rata portion of time-based restricted stock unit awards granted in December 2008 and December 2009. The vesting dates for these time-based restricted share units are December 31, 2011 and December 31, 2012, respectively.

        All stock option awards not yet vested upon a hypothetical termination without cause by Rockwood on December 31, 2009 would be forfeited.

  Change in Control Relating to Equity Awards

        The amended and restated management stockholders agreement and the agreements related to equity awards granted prior to 2008 for our named executive officers generally define a change in control of Rockwood as:

  (1)
  a sale of all or substantially all of the assets of Rockwood to an entity unaffiliated with KKR;

  (2)
  a sale by KKR or any of its affiliates resulting in more than 50% of the voting stock of Rockwood being held by an entity that does not include KKR or any of its affiliates; or

  (3)
  a merger, consolidation, recapitalization or reorganization of Rockwood with or into another entity unaffiliated with KKR, in each case, if and only if, as a result of any of the foregoing events, KKR loses the ability, without the approval of any unaffiliated entity, to elect a majority of the board of directors of the resulting entity.

        The agreements related to equity awards granted in or after 2008 for our named executive officers generally define a change in control of Rockwood as:

  (1)
  the date at which any person or entity other than Rockwood or its employee benefit plans becomes the beneficial owner of 30% or more of the combined voting power of its outstanding securities other than through a purchase of such securities directly from Rockwood through a private placement;

  (2)
  the date at which the Incumbent Board no longer represent a majority of the Rockwood board of directors; provided that a member approved by a majority of the Incumbent Board will be counted as a member of the Incumbent Board;

  (3)
  a merger or consolidation of Rockwood with or into another entity, unless immediately following such transaction, 50.1% or more of the voting securities of the surviving entity are beneficially owned by beneficial owners of Rockwood prior to such transaction; or

  (4)
  all or substantially all of the assets of Rockwood are sold or transferred and the (x) Incumbent Board does not directly control the buyer or transferee and (y) financial results of Rockwood and such buyer or transferee are not consolidated for financial reporting purposes.

  Change in Control Only

        Based on a hypothetical change in control date of December 31, 2009, the following options would become exercisable by, and the restricted stock units converted into the right to receive a cash payment to, the named executive officers immediately prior to a change in control of Rockwood. The table does not include any options or restricted stock units that would have vested prior to a change in control in accordance with their terms.

Name	Number of Securities Underlying Time Options Vesting Upon a Change in Control	Value ($)	Number of Securities Underlying Performance- Based Restricted Stock Units Vesting Upon a Change in Control		Value ($)(4)	Number of Securities Underlying Time-Based Restricted Stock Units Vesting Upon a Change in Control (5)		Value ($)(4)	Total Value of Equity Awards Vesting Upon a Change in Control ($)
Seifi Ghasemi	—	—	0	(1)	$0.00	—		—	$4,168,518
	—	—	44,776	(1)	$1,054,923	—		—	—
	—	—	63,850	(2)	$1,504,306	—		—	—
			68,306	(3)	$1,609,289
Robert J. Zatta	—	—	0	(1)	$0.00				$1,206,674
	—	—	9,612	(1)	$226,459	—		—	—
	—	—	10,425	(2)	$245,613	14,451	(5)	$340,466	—
			11,153	(3)	$262,765	5,576	(6)	$131,371
Thomas J. Riordan	—	—	0	(1)	$0.00				$1,049,291
	—	—	8,358	(1)	$196,914	—		—	—
	—	—	9,066	(2)	$213,595	12,566	(5)	$296,055	—
			9,698	(3)	$228,485	4,849	(6)	$114,242

(1)
In the event of a change in control of Rockwood, the performance-based restricted stock units granted in May and December 2007 generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the performance-based restricted stock units, with such payments to be made no earlier than the third anniversary of the grant date of the awards. Each performance-based restricted stock unit represents the right to receive one share of common stock. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to the third anniversary of the date of grant of the awards, the cash payment will be accelerated to the date of termination. However, in the event that the employee's employment is terminated by Rockwood for cause or the employee resigns (other than due to the employee's death, disability, retirement or good reason), the employee forfeits any payout. Based upon our financial performance for the period January 1, 2007 through December 31, 2009 the Company failed to achieve the threshold targeted performance measures for the performance-based restricted stock units granted in May 2007 and these performance-based restricted stock units were forfeited in February 2010.

(2)
In the event of a change in control of Rockwood, these performance-based restricted stock units granted in December 2008 generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the performance-based restricted stock units, with such payments to be made no earlier than December 31, 2011, the vesting date of the award. Each performance-based restricted stock unit represents the right to receive one share of common stock. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to December 31, 2011, the cash payment will be accelerated to a reasonably practicable date after such termination. However, in the event that the employee's employment is terminated by

  Rockwood for cause or the employee resigns (other than due to the employee's death, disability, retirement or good reason), the employee forfeits any payout. Based upon our financial performance for 2009, Messrs. Ghasemi, Zatta and Riordan will vest in 63,850, 10,425 and 9,066 performance-based restricted stock units, respectively, subject to continued employment through December 31, 2011.

(3)
In the event of a change in control of Rockwood, these performance-based restricted stock units awarded in December 2009 generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the performance-based restricted stock units, with such payments to be made no earlier than December 31, 2012, the vesting date of the award. Each performance-based restricted stock unit represents the right to receive one share of common stock. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to December 31, 2012, the cash payment will be accelerated to a reasonably practicable date after such termination. However, in the event that the employee's employment is terminated by Rockwood for cause or the employee resigns (other than due to the employee's death, disability, retirement or good reason), the employee forfeits any payout.

(4)
Based on the closing price of our common stock on December 31, 2009 on the New York Stock Exchange of $23.56, multiplied by the number of securities underlying the performance-based restricted stock units that would become vested and converted into the right to receive a cash payment. Because the price per share that would be paid in the event of a change in control of Rockwood is indeterminable, we have chosen the December 31, 2009 closing price of our common stock on the New York Stock Exchange for purposes of this calculation.

(5)
In the event of a change in control of Rockwood, these time-based restricted stock units generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the time-based restricted stock units, with such payments to be made no earlier than December 31, 2011, the vesting date of the award. Each time-based restricted stock unit represents the right to receive one share of common stock. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to December 31, 2011, the cash payment will be accelerated to a reasonably practicable date after such termination. However, in the event that the employee's employment is terminated by Rockwood for cause or the employee resigns (other than due to the employee's death, disability, retirement or good reason), the employee forfeits any payout.

(6)
In the event of a change in control of Rockwood, these time-based restricted stock units generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the time-based restricted stock units, with such payments to be made no earlier than December 31, 2012, the vesting date of the award. Each time-based restricted stock unit represents the right to receive one share of common stock. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or after a change in control, but prior to December 31, 2012, the cash payment will be accelerated to a reasonably practicable date after such termination. However, in the event that the employee's employment is terminated by Rockwood for cause or the employee resigns (other than due to the employee's death, disability, retirement or good reason), the employee forfeits any payout.

   Change in Control and Termination

        Based on a hypothetical change in control date of December 31, 2009 and assuming the named executive officers are terminated on such date, the following options would become exercisable by, and the restricted stock units converted into the right to receive a cash payment to, the named executive officers immediately prior to a change in control of Rockwood. The table does not include any options or restricted stock units that would have vested prior to the change in control in accordance with their terms.

Name	Number of Securities Underlying Time Options Vesting Upon a Change in Control		Value ($)		Number of Securities Underlying Performance- Based Restricted Stock Units Vesting Upon a Change in Control		Value ($)(9)	Number of Securities Underlying Time-Based Restricted Stock Units Vesting Upon a Change in Control(10)	Value ($)(9)	Total Value of Equity Awards Vesting Upon a Change in Control ($)
Seifi Ghasemi	47,837	(1)	$0	(2)	0	(6)	$0.00	—	—	$7,388,603
	223,928	(1)	$3,220,085	(3)	44,776	(6)	$1,054,923	—	—	—
	131,358	(4)	$0	(5)	63,850	(7)	$1,504,306	—	—	—
					68,306	(8)	$1,609,289
Robert J. Zatta	9,480	(1)	$0	(2)	0	(6)	$0.00			$1,732,436
	36,562	(1)	$525,762	(3)	9,612	(6)	$226,459	—	—	—
	21,448	(4)	$0	(5)	10,425	(7)	$245,613	14,451	$340,466	—
					11,153	(8)	$262,765	5,576	$131,371
Thomas J. Riordan	8,243	(1)	$0	(2)	0	(6)	$0.00			$1,506,489
	31,794	(1)	$457,198	(3)	8,358	(6)	$196,914	—	—	—
	18,650	(4)	$0	(5)	9,066	(7)	$213,595	12,566	$296,055	—
					9,698	(8)	$228,485	4,849	$114,242

(1)
In the event of a change in control of Rockwood, these time-based stock options would become exercisable as to 100% of the shares of common stock underlying such options immediately prior to the change in control (but only to the extent such options have not otherwise terminated or become exercisable).

(2)
Based on the difference between the closing price of our common stock on December 31, 2009 on the New York Stock Exchange of $23.56 and an exercise price for these time-based stock options of $32.39, multiplied by the number of securities underlying the options that would vest upon a change in control.

(3)
Based on the difference between the closing price of our common stock on December 31, 2009 on the New York Stock Exchange of $23.56 and an exercise price for these time-based stock options of $9.18, multiplied by the number of securities underlying the options that would vest upon a change in control.

(4)
Because the hypothetical change in control event would occur after the date of grant of these time-based stock options (December 11, 2009), these options would become fully exercisable immediately prior to the change in control (but only to the extent such options have not otherwise terminated or become exercisable) and only if the employee is terminated without cause or resigns for good reason within two years following the change in control. This table assumes that such a termination occurred simultaneously with the change in control.

(5)
Based on the difference between the closing price of our common stock on December 31, 2009 on the New York Stock Exchange of $23.56 and an exercise price for these time-based stock options of $23.79, multiplied by the number of securities underlying the options that would vest upon a change in control.

(6)
In the event of a change in control of Rockwood, these performance-based restricted stock units granted in May and December 2007 generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the performance-based restricted stock units, with such payments to be made no earlier than the third anniversary of the grant date of the awards. Each performance-based restricted stock unit represents the right to receive one share of common stock. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or within two years following a change in control, but prior to the third anniversary of the date of grant of the awards, the cash payment will be accelerated to the date of termination. However, in the event that the employee's employment is terminated by Rockwood for cause or the employee resigns (other than due to the employee's death, disability, retirement or good reason), the employee forfeits any payout. This table assumes that the employee is terminated without cause or resigns for good reason simultaneously with the change in control. Based upon our financial performance for the period January 1, 2007 through December 31, 2009 the Company failed to achieve the threshold targeted performance measures for the performance-based restricted stock units granted in May 2007 and these performance-based restricted stock units were forfeited in February 2010.

(7)
In the event of a change in control of Rockwood, these performance-based restricted stock units granted in December 2008 generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the performance-based restricted stock units, with such payments to be made no earlier than December 31, 2011, the vesting date of the award. Each performance-based restricted stock unit represents the right to receive one share of common stock. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or within two years following a change in control, but prior to December 31, 2011, the cash payment will be accelerated to a reasonably practicable date after such termination. However, in the event that the employee's employment is terminated by Rockwood for cause or the employee resigns (other than due to the employee's death, disability, retirement or good reason), the employee forfeits any payout. This table assumes that the employee is terminated without cause or resigns for good reason simultaneously with the change in control. Based upon our financial performance for 2009, Messrs. Ghasemi, Zatta and Riordan will vest in 63,850, 10,425 and 9,066 performance-based restricted stock units, respectively, subject to continued employment through December 31, 2011.

(8)
In the event of a change in control of Rockwood, these performance-based restricted stock units awarded in December 2009 generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the performance-based restricted stock units, with such payments to be made no earlier than December 31, 2012, the vesting date of the award. Each performance-based restricted stock unit represents the right to receive one share of common stock. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or within two years following a change in control, but prior to December 31, 2012, the cash payment will be accelerated to a reasonably practicable date after such termination. However, in the event that the employee's employment is terminated by Rockwood for cause or the employee resigns (other than due to the employee's death, disability, retirement or good reason), the employee forfeits any payout. This table assumes that the employee is terminated without cause or resigns for good reason simultaneously with the change in control.

(9)
Based on the closing price of our common stock on December 31, 2009 on the New York Stock Exchange of $23.56, multiplied by the number of securities underlying the restricted stock units that would become vested and converted into the right to receive to a cash payment. Because the price per share that would be paid in the event of a change in control of Rockwood is indeterminable, we have chosen the December 31, 2009 closing price of our common stock on the New York Stock Exchange for purposes of this calculation.

(10)
In the event of a change in control of Rockwood, these time-based restricted stock units granted in December 2008 and December 2009 generally become vested and converted into the right to receive a cash payment based on the price per share paid in the Rockwood change in control transaction multiplied by the number of securities underlying the time-based restricted stock units, with such payments to be made no earlier than December 31, 2011 and December 31, 2012, respectively, the vesting dates of the respective awards. Each time-based restricted stock unit represents the right to receive one share of common stock. In the event of a termination of the employee's employment without cause by Rockwood or a resignation by the employee for good reason on or within two years following a change in control, but prior to December 31, 2011 for the December 2008 grant and December 31, 2012 for the December 2009 grant, the respective cash payments will be accelerated to a reasonably practicable date after such termination. However, in the event that the employee's employment is terminated by Rockwood for cause or the employee resigns (other than due to the employee's death, disability, retirement or good reason), the employee forfeits any payout. This table assumes that the employee is terminated without cause or resigns for good reason simultaneously with the change in control.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2009 with respect to our compensation plan (including individual compensation arrangements) under which our equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(2) (a)	Weighted average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under the equity compensation plan (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by stockholders(1)	8,106,273	$17.01	10,361,549

(1)
Rockwood does not have any equity compensation plans that have not been approved by stockholders.

(2)
Includes an aggregate of 1,216,498 shares of common stock underlying performance-based restricted stock units. The amount of shares included represents a targeted amount of shares to be issued upon vesting of the performance-based restricted stock units. The number of shares actually awarded at the time of vesting may range from zero to double the targeted amount based upon the achievement or failure to achieve certain targets. For a further discussion of these performance-based restricted stock units, please see the "Compensation Discussion and Analysis—Long-Term Equity Compensation."

(3)
The performance-based restricted stock units included in column (a) are not included in this calculation of weighted average exercise price as such units, by their nature, have no exercise price. Please see "Compensation Discussion and Analysis—Long-Term Equity Compensation" for additional information on performance-based restricted stock units.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

        The following table and accompanying footnotes show information as of March 1, 2010, regarding the beneficial ownership of our common stock by:

  •
  each person who is known by us to beneficially own more than 5% of our common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        Unless otherwise indicated, the address of each person named in the table below is c/o Rockwood Holdings, Inc., 100 Overlook Center, Princeton, NJ 08540.

Name and Address of Beneficial Owner	Beneficial Ownership of Our Common Stock(1)	Percentage of Our Common Stock
KKR(2)	23,093,024	31.1%
Morgan Stanley(3)	7,030,832	9.5%
Credit Suisse AG(4)	6,609,806	8.9%
BlackRock Inc.(5)	3,815,575	5.1%
Wells Fargo and Company(6)	3,790,262	5.1%
Seifi Ghasemi(7)	1,472,754	2.0%
Robert J. Zatta(8)	291,723	*
Thomas J. Riordan(9)	317,897	*
Brian F. Carroll(10)	6,232	*
Nance K. Dicciani(11)	20,469	*
Sheldon R. Erikson(12)	31,732	*
Todd A. Fisher(10)	6,232	*
Douglas L. Maine(13)	51,732	*
J. Kent Masters(14)	14,484	*
All directors and executive officers of Rockwood Holdings as a group (9 persons)(15)	2,213,255	3.0%

*
Indicates ownership of less than 1%

(1)
The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
KKR affiliates currently beneficially own as a group 23,093,024 shares of our common stock as follows:

•
2,285,721 shares of common stock are held by KKR Millennium Fund L.P. In addition, KKR Millennium Fund L.P. holds warrants to purchase 958,315 shares of common stock. As the sole general partner of KKR Millennium Fund L.P., KKR Associates Millennium L.P. may be deemed to be the beneficial owner of such securities held by KKR Millennium Fund L.P. As the sole general partner of KKR Associates Millennium L.P., KKR Millennium GP LLC also may be deemed to be the beneficial owner of such securities held by KKR Millennium Fund L.P.

  •
  8,006,339 shares of common stock are held by KKR European Fund, Limited Partnership. As the sole general partner of KKR European Fund, Limited Partnership, KKR Associates Europe, Limited Partnership may be deemed to be the beneficial owner of such shares held by KKR European Fund, Limited Partnership. As the sole general partner of KKR Associates Europe, Limited Partnership, KKR Europe Limited also may be deemed to be the beneficial owner of such shares held by KKR European Fund, Limited Partnership.

  •
  Each of KKR Fund Holdings L.P. (as the designated member of KKR Millennium GP LLC and the sole shareholder of KKR Europe Limited); KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.); KKR Group Holdings L.P. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited); KKR Group Limited (as the sole general partner of KKR Group Holdings L.P.); KKR & Co. L.P. (as the sole shareholder of KKR Group Limited) and KKR Management LLC (as the sole general partner of KKR & Co. L.P.) may also be deemed to be the beneficial owner of the securities held by KKR Millennium Fund L.P. and KKR European Fund, Limited Partnership.

  •
  11,414,975 shares of common stock are held by KKR 1996 Fund L.P. As the sole general partner of KKR 1996 Fund L.P., KKR Associates 1996 L.P. may be deemed to be the beneficial owner of such shares held by KKR 1996 Fund L.P. As the sole general partner of KKR Associates 1996 L.P., KKR 1996 GP LLC also may be deemed to be the beneficial owner of such shares held by KKR 1996 Fund L.P.

  •
  98,615 shares of common stock are held by KKR Partners II, L.P. As the general partners of KKR Partners II, L.P., KKR Associates (Strata) L.P. and KKR Associates, L.P. may be deemed to be the beneficial owners of such shares held by KKR Partners II, L.P. As the sole general partner of KKR Associates (Strata) L.P., Strata L.L.C. also may be deemed to be the beneficial owner of such shares held by KKR Partners II, L.P.

  •
  239,348 shares of common stock are held by KKR Partners III, L.P. (Series F). As the sole general partner of KKR Partners III, L.P. (Series F), KKR III GP LLC may be deemed to be the beneficial owner of such shares held by KKR Partners III, L.P. (Series F).

  •
  89,711 shares of common stock are held by Aurora Investments II, LLC.

  In addition, KKR affiliates may be deemed by virtue of their rights under the stockholders' agreement entered into with us and DLJMB, to share investment power with respect to the shares held by DLJMB but disclaim beneficial ownership of such shares. As the designated members of KKR Management LLC, the managers of KKR 1996 GP LLC, Strata L.L.C., KKR III GP LLC and Aurora Investments II, LLC, and members of the executive committee of KKR Associates, L.P., Henry R. Kravis and George R. Roberts may also be deemed to beneficially own the securities held by KKR Millennium Fund L.P., KKR European Fund, Limited Partnership, KKR 1996 Fund L.P., KKR Partners II, L.P., KKR Partners III, L.P. (Series F) and Aurora Investments II, LLC. Messrs. Kravis and Roberts have also been designated as managers of KKR Millennium GP LLC by KKR Fund Holdings L.P.

  Each person, other than the record holder, disclaims beneficial ownership of the securities held by KKR Millennium Fund L.P., KKR European Fund, Limited Partnership, KKR 1996 Fund L.P., KKR Partners II, L.P., KKR Partners III, L.P. (Series F) and Aurora Investments II, LLC.

  An amendment to the Stockholders Agreement, dated as of July 29, 2004 by and among Rockwood Holdings, Inc. (the "Company"), KKR 1996 Fund, L.P., KKR Partners II, L.P., KKR

    Millennium Fund, L.P., KKR Partners III, L.P., KKR European Fund, Limited Partnership (collectively, the "KKR Entities") and DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (collectively, the "Other Persons") and waiver (the "Amendment") was entered into on January 27, 2006. The Amendment memorializes, among other things, an acknowledgment by the KKR Entities and the Other Persons that they will not act as a "group" with respect to the securities of the Company within the meaning of Rule 13d-5(b)(1) of the Exchange Act. The Amendment was filed as an exhibit to the Company's Current Report on Form 8-K filed on February 2, 2006. The address for each of the foregoing is 9 West 57th Street, New York, NY 10019.

(3)
Based solely on a Schedule 13G filed on February 12, 2010 with the SEC by this beneficial owner with respect to shares shown as beneficially owned by Morgan Stanley, as of December 31, 2009. This includes 5,324,763 shares beneficially owned by Morgan Stanley Investment Management, Inc. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036

(4)
Based solely on a Schedule 13G/A filed on February 16, 2010 with the SEC by this beneficial owner. Includes 3,682,141 shares for which Credit Suisse AG and its subsidiaries have shared power to vote and 6,609,806 shares for which Credit Suisse AG and its subsidiaries have shared power to dispose or direct the disposition. Includes 2,927,655 shares held in trust at Wells Fargo Bank, N.A. On January 11, 2006, DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. K.G., Millennium Partners II, L.P., MBP III Plan Investors, L.P. (collectively, the "DLJ Entities") and Credit Suisse First Boston LLC (now known as Credit Suisse Securities (USA) LLC), entered into a Voting Trust Agreement with Wells Fargo Bank, N.A. (the "Trustee") (the "Voting Trust Agreement"), pursuant to which, among other things, the DLJ Entities deposited 7,309,291 shares of Common Stock (representing 9.9% of the outstanding shares of Common Stock as of December 31, 2006) (the "Trustee Shares") into a trust (the "Trust") created by the Voting Trust Agreement and gave the Trustee the exclusive right to vote the Trustee Shares. The Trustee is the record holder of the Trustee Shares and the DLJ Entities hold trust certificates representing the Trust Shares. While the Trustee has the exclusive right to vote the Trustee Shares, the DLJ Entities maintained and continued to have dispositive power over the Trustee Shares. As of December 31, 2009, 2,927,655 shares of Common Stock were deposited into the Trust (representing 3.95% of the outstanding shares of Common Stock). Additional shares of our common stock may be held from time to time by Credit Suisse Group AG and its affiliates for their own accounts.

The address for Credit Suisse AG in the United States is 11 Madison Avenue, New York, New York, 10010.

(5)
Based solely on a Schedule 13G filed on February 1, 2010 by this beneficial owner with respect to shares shown as beneficially owned by BlackRock Inc., as of December 31, 2009. The address of BlackRock Inc. is 40 East 52nd Street, New York, NY 10022.

(6)
Based solely on a Schedule 13G filed on January 29, 2010 by this beneficial owner, Wells Fargo & Company (the "Parent Company") may be deemed to beneficially own 3,790,262 shares of our common stock, consisting of 2,952,509 shares of Common Stock that Wells Fargo Bank, N.A. (the "Bank"), a subsidiary of the Parent Company, may be deemed to beneficially own and 837,753 shares of Common Stock that other Parent Company subsidiaries may be deemed to beneficially own. Of the 2,952,509 shares of Common Stock that the Bank may be deemed to beneficially own, 2,927,665 shares are subject to the voting trust agreement described above in footnote 4. The address of the Parent Company is 420 Montgomery Street, San Francisco, California, 94104.

(7)
Shares of our common stock shown as beneficially owned by Mr. Ghasemi include 1,244,665 shares underlying exercisable stock options held by him and 228,089 shares purchased by him, but excludes 403,124 shares underlying unexercisable stock options held by him, 68,452 shares underlying vested restricted stock units held by him and 176,932 shares underlying unvested restricted stock units (assuming no increase or decrease in the grant of restricted stock units in connection with the achievement of or failure to achieve certain performance measures) held by him.

(8)
Shares of our common stock shown as beneficially owned by Mr. Zatta include 269,157 shares underlying exercisable stock options held by him and 22,566 shares purchased by him, but excludes 67,490 shares underlying unexercisable stock options held by him and 51,217 shares underlying unvested restricted stock units (assuming no increase or decrease in the grant of restricted stock units in connection with the achievement of or failure to achieve certain performance measures) held by him.

(9)
Shares of our common stock shown as beneficially owned by Mr. Riordan include 295,059 shares underlying exercisable stock options held by him and 22,838 shares purchased by him, but excludes 58,687 shares underlying unexercisable stock options held by him and 44,537 shares underlying unvested restricted stock units (assuming no increase or decrease in the grant of restricted stock units in connection with the achievement of or failure to achieve certain performance measures) held by him.

(10)
Shares of common stock shown beneficially owned by Messrs. Carroll and Fisher were all awarded to each of Messrs. Carroll and Fisher for service on the board of directors. Messrs. Carroll and Fisher are executives of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. In connection with the structural reorganization of KKR & Co. L.P and its affiliates (together, as applicable, with certain of its sponsored funds in connection with the combination of the businesses of KKR & Co. L.P and certain of its affiliates and sponsored funds and KKR Private Equity Investors, L.P.) shares held directly by KKR and its affiliates and sponsored funds (other than shares held directly by each of Messrs. Carroll and Fisher) are no longer reported as being indirectly held by Messrs Carroll and Fisher, respectively. Messrs. Carroll and Fisher each disclaim beneficial ownership of any shares of common stock other than those they each hold directly.

(11)
Shares of our common stock shown as beneficially owned by Dr. Dicciani include 2,070 shares underlying exercisable stock options held by her, 11,000 shares purchased by her and 7,399 shares awarded to her for service on the board of directors, but exclude 4,141 shares underlying unexercisable stock options held by her.

(12)
Shares of our common stock shown as beneficially owned by Mr. Erikson include 12,500 shares underlying exercisable stock options held by him, 10,000 shares purchased by him and 9,232 shares awarded to him for service on the board of directors.

(13)
Shares of our common stock shown as beneficially owned by Mr. Maine include 12,500 shares underlying exercisable stock options held by him, 30,000 shares purchased by him and 9,232 shares awarded to him for service on the board of directors.

(14)
Shares of our common stock shown as beneficially owned by Mr. Masters include 5,252 shares underlying exercisable stock options held by him and 9,232 shares awarded to him for service on the board of directors, but exclude 2,626 shares underlying unexercisable stock options held by him.

(15)
Shares of our common stock shown as beneficially owned by the directors and executive officers as a group include 1,836,867 shares underlying exercisable stock options.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires Rockwood's executive officers, directors, persons who own more than 10% of a registered class of the Rockwood's equity securities and certain entities associated with the foregoing to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These parties are required by SEC rules to furnish Rockwood with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC and the NYSE.

        Based solely on Rockwood's review of the copies of such forms and amendments thereto it has received, we believe that with respect to the fiscal year ended December 31, 2009, all of these parties complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Transactions with Related Persons

        The board of directors has adopted a written policy for review, approval and monitoring of transactions involving the Company and "related persons," who are defined as directors and executive officers or their immediate family members, or stockholders owning five percent or greater of our outstanding common stock. The policy covers any related person transaction that meets the minimum required threshold for disclosure in the proxy statement under the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). The affected director or executive officer will bring the matter to the attention of the Senior Vice President, Law & Administration, who will communicate such information to the corporate governance and nominating committee, which will review the related party transaction. Under the policy, related party transactions must be approved by the corporate governance and nominating committee, although the chairperson of the corporate governance and nominating committee may approve any related party transaction that involves an amount less than $1 million. However, any related party transaction that involves an amount in excess of $5 million requires the approval of the board of directors.

Agreements with KKR, DLJMB and/or Management

  Relationship with DLJMB and Credit Suisse

        As of December 31, 2009, Credit Suisse beneficially owns approximately 6,609,806 shares of our common stock (approximately 8.9% of the common stock, of which 2,927,655 shares are subject to a voting trust agreement with Wells Fargo Bank, N.A., as trustee, as more fully described herein) which were purchased in connection with our acquisition in July 2004 of four businesses of Dynamit Nobel from GEA Group Aktiengesellschaft (formerly known as mg technologies ag). Under the terms of a letter agreement entered into on January 26, 2009, DLJMB, which is comprised of funds that are affiliates of Credit Suisse, has the right to appoint Susan Schnabel, a Managing Director, Co-Head of European Leveraged Private Equity for DLJMB as a fund representative to attend each meeting of the board of directors as a non-voting observer. The Company paid DLJMB $60,000 in 2009 for Ms. Schnabel's services. Ms. Schnabel is also entitled to meet and consult with the Company's senior executive management team on a quarterly basis and the Company will notify her of any significant business issues affecting the Company. Ms. Schnabel served on our board of directors from July 2004 to January 2009 and resigned, effective as of January 26, 2009, so that a majority of the members of the board of directors will be independent, in accordance with the listing requirements of the NYSE.

        Affiliates of Credit Suisse are lenders, arrangers and agents in connection with our credit facilities and receive fees customary for performing these services, as well as interest on the loans. Credit Suisse served as arranger in amending our credit agreement in July 2009 and received fees of approximately $13.7 million in their capacity as arranger and $1.8 million in term loan and revolver extension fees.

From time to time, Credit Suisse provides us with advisory services in connection with acquisitions and divestitures.

  2001 and 2004 Management Stockholder's Agreements

        We entered into management stockholder's agreements with certain members of our management that purchased shares of our common stock under the 2001 and 2004 management equity program. Substantially all of the provisions of the agreements are no longer effective because these provisions terminated on the fifth anniversary of such agreements; however, as described below, those provisions relating to "piggyback" registration rights remain in effect.

        "Piggyback" Registration Rights.    Until the later of (i) one year after the occurrence of (a) a registered public offering relating to sales of our common stock by affiliates of KKR or (b) a "qualified public offering," and (ii) the sixth anniversary of the date the management stockholder entered into the management stockholder's agreement, the management stockholder agrees to be bound by the registration rights agreement (described below), and in the event of a proposed registered sale of our common stock by affiliates of KKR, the management stockholder is entitled to register in the proposed sale the maximum number of shares of common stock held by him or acquired under exercisable options, which number is proportional to the number of shares being sold by affiliates of KKR in relation to the number of shares then owned by affiliates of KKR. Effective as of October 31, 2007, this provision was amended to, among other things, modify the period within which the management stockholder must elect to exercise certain "piggyback" registration rights.

  2001 and 2004 Sale Participation Agreements

        Affiliates of KKR entered into a sale participation agreement with each member of our management who purchased shares of our common stock under a 2001 or 2004 management stockholder's agreement. Each sale participation agreement is dated the same date as the related management stockholder's agreement.

        Tag-Along Rights.    The sale participation agreement grants to the stockholders the right to participate in any sale for cash or other consideration (other than a registered public offering or a sale to another affiliate of KKR) of shares of our common stock by affiliates of KKR occurring prior to the fifth anniversary of the first registered public offering of our common stock, which is August 22, 2010. The stockholder will be able to sell the maximum number of shares of our common stock then held by such stockholder or acquired under exercisable options, which is proportional to the number of shares being sold by affiliates of KKR in relation to the number of shares then owned by affiliates of KKR.

        Drag-Along Rights.    If affiliates of KKR receive an offer from a third party to purchase at least a majority of the shares of common stock then owned by affiliates of KKR prior to the fifth anniversary of the first registered public offering of our common stock, which is August 22, 2010, the stockholder may be required, if so requested by affiliates of KKR, to sell in such transaction on the same terms and conditions as to be paid and given to affiliates of KKR, up to the same number of shares of common stock that the stockholder would be able to sell pursuant to the preceding paragraph.

  Registration Rights Agreement

        We are a party to a registration rights agreement, dated November 20, 2000, as amended as of July 23, 2003, with certain of our stockholders, including affiliates of KKR, DLJMB, stockholders party to the investors' rights agreement described below and members of our management and certain other employees who are parties to the management stockholder's agreements described above. Pursuant to the registration rights agreement, if we propose to register shares of our common stock for sale under the Securities Act, the other parties to the registration rights agreement are entitled to request that we include their shares in such sale. In addition, affiliates of KKR and DLJMB (that own a specified number of shares of our common stock) are entitled to make requests that we effect the registration under the Securities Act of all or a portion of their shares of common stock.

  Stockholders' Agreement with Affiliates of KKR and DLJMB

        In connection with the acquisition of the Dynamit Nobel businesses, we entered into a stockholders' agreement, dated as of July 29, 2004, with affiliates of KKR and DLJMB. The stockholders' agreement was amended on January 27, 2006.

        Representation on the board of directors.    The stockholders' agreement, as amended, provides that one member of our board of directors will be our chief executive officer, who will serve as chairman.

        The amendment to the stockholders' agreement provides for the deletion of certain provisions of the stockholders' agreement pertaining to the election and removal of directors from the board of directors and the composition of its committees. As a result of these changes, DLJMB is no longer entitled to appoint one member to the board of directors or any of its committees (as had previously been the case under the agreement). The amendment also includes among other things an acknowledgment by the affiliates of KKR and the affiliates of DLJMB that they will not act as a "group" with respect to the securities of the Company within the meaning of Rule 13d-5(b)(1) of the Exchange Act, as amended.

        Restrictions on Transfers.    Prior to the fifth anniversary of the Dynamit Nobel acquisition, which was July 31, 2009, DLJMB was not generally permitted to transfer shares of our common stock, other than to certain permitted transferees (including distributions to their limited partners), pursuant to a registered sale or pursuant to drag-along rights described below. DLJMB may now transfer their shares subject to drag-along rights described below and certain other restrictions. Subject to compliance with certain restrictions, affiliates of KKR may transfer their shares by any means at any time.

        Drag-Along Rights.    If at any time affiliates of KKR and any other holder of shares of our common stock receive a bona fide offer from any third party to purchase at least a majority of our outstanding common stock, and such offer is accepted, then DLJMB will, if required by affiliates of KKR, transfer to such third-party on the terms of the accepted offer such number of shares of common stock held by them as is proportional to the number of shares being sold by affiliates of KKR and other holders in relation to the number of shares then owned by them.

        Registration Rights.    Each stockholder party to the agreement agrees to be bound by the registration rights agreement dated November 20, 2000, as amended. DLJMB is entitled to make up to three separate written requests that we effect the registration under the Securities Act of all or some of their shares of common stock pursuant to the terms of the registration rights agreement. Affiliates of KKR are entitled to make an unlimited number of requests that we effect the registration under the Securities Act of their shares of common stock.

  Management Services Agreement with KKR and DLJMB

        In connection with the Dynamit Nobel acquisition, we entered into a management services agreement, dated as of July 29, 2004, with KKR and DLJMB which was terminated in connection with our initial public offering. Certain provisions in the management services agreement survive such termination, including the indemnification by us of KKR and DLJMB.

  Warrants

        In connection with the issuance in July 2003 of redeemable convertible preferred stock which was redeemed with a portion of the net proceeds from our initial public offering, we issued to an affiliate of KKR warrants, exercisable at any time at a specified exercise price of $14.61 per share, to purchase 958,315 additional shares of our common stock. The warrants expire July 23, 2013.

  Indemnification and Insurance

        The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

        Our amended and restated certificate of incorporation and our amended and restated by-laws provide that we must indemnify our directors and officers to the fullest extent authorized by the Delaware General Corporation Law. We are also expressly authorized to advance certain expenses (including attorneys' fees and disbursements and court costs) and carry directors' and officers' insurance providing indemnification for our directors, officers and employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

ANNUAL REPORT AND HOUSEHOLDING

        A copy of the Annual Report of the Company for the 2009 Fiscal Year is being made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

        In order to reduce printing and postage costs, only one Annual Report, one Proxy Statement and/or one Notice of Internet Availability of Proxy Materials, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report or one Proxy Statement and you wish to receive an additional copy or copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please call (609) 514-0300 or send a written request to the Senior Vice President, Law & Administration, and Secretary of the Company, at the Company's principal executive offices at 100 Overlook Center, Princeton, New Jersey 08540

*********************

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

                      By order of the board of directors

                      Thomas J. Riordan
                      Senior Vice President, Law & Administration and Secretary

March 26, 2010
Princeton, New Jersey

0 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 ROCKWOOD HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Seifi Ghasemi and Thomas J. Riordan, and each of them, the undersigned's true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and vote as designated on the reverse side, all the shares of Common Stock of Rockwood Holdings, Inc. held of record by the undersigned on March 17, 2010, at the Annual Meeting of Stockholders to be held at the offices of the Company located at 100 Overlook Center, Princeton, New Jersey 08540, on May 6, 2010 at 9:00 a.m. local time, or any adjournments or postponements thereof, as the undersigned would be entitled to vote if personally present, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby acknowledge(s) receipt of the Proxy Statement. The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting and any adjournments or postponements thereof. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF ROCKWOOD HOLDINGS, INC. May 6, 2010 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 6, 2010. The Notice of Meeting, proxy statement, proxy card and 2009 Annual Report to Stockholders are available at https://materials.proxyvote.com/774415 For driving directions to the 2010 Annual Meeting, please call (609) 514-0300. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To elect the Class II directors listed below: O Seifi Ghasemi O Sheldon R. Erikson 2. To ratify the appointment of Deloitte & Touche LLP as Rockwood's independent registered public accounting firm for its fiscal year ending December 31, 2010. This proxy is solicited on behalf of the Board of Directors of Rockwood. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions listed in the proxy statement of Rockwood Holdings, Inc. are given, this proxy will be voted "FOR" the election of the director nominees and "FOR" proposal 2. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- 20230000000000000000 0 050610